UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under 14a-12

Orchid Cellmark Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

May 15, 2007

Dear Stockholder,

We cordially invite you to attend our 2007 annual meeting of stockholders to be held at 10:00 a.m. on June 21, 2007 at Homewood Suites by Hilton, 3819 US Route 1 South, Princeton, NJ 08540.

The attached notice of 2007 annual meeting of stockholders and proxy statement describe the business we will conduct at the annual meeting and provide information about Orchid Cellmark Inc. that you should consider when you vote your shares.

When you have finished reading the proxy statement, please promptly vote your shares either via the Internet, by telephone or by marking, signing, dating and returning the proxy card in the enclosed envelope. We encourage you to vote by proxy so that your shares will be represented and voted at the annual meeting, whether or not you can attend.

Sincerely,

Thomas A. Bologna

President and Chief Executive Officer

ORCHID CELLMARK INC.

4390 US ROUTE ONE

PRINCETON, NJ 08540

MAY 15, 2007

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

TIME: 10:00 a.m. local time

DATE: June 21, 2007

PLACE:	Homewood Suites by Hilton
3819 US Route 1 South
Princeton, NJ 08540

PURPOSES:

1. To elect three directors, James Beery, Sidney M. Hecht and Kenneth D. Noonan, as Class I directors to serve three-year terms expiring in 2010.

2. To approve a proposed amendment to our Amended and Restated 2005 Stock Plan to increase the aggregate number of shares available for issuance under the Amended and Restated 2005 Stock Plan.

3. To consider any other business that is properly presented at the annual meeting.

WHO MAY VOTE:

You may vote if you were the record owner of Orchid Cellmark Inc. common stock at the close of business on April 26, 2007. A list of stockholders of record will be available at the annual meeting and, during the ten days prior to the annual meeting, at the office of the Secretary at the Company’s headquarters.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ John J. Cheney, III
John J. Cheney, III
Corporate Secretary

TABLE OF CONTENTS

Page
General Information about the Annual Meeting	1

Security Ownership	5

Management	7

Executive and Director Compensation	13

Audit Committee Report	33

Independent Registered Public Accounting Firm	34

Section 16(a) Beneficial Ownership Reporting Compliance	35

Certain Relationships and Related Transactions	35

Notice Item 1—Election of Directors	36

Notice Item 2—Amendment to Amended and Restated 2005 Stock Plan to Increase the Aggregate Number of Shares Available for Issuance under the Amended and Restated 2005 Stock Plan	37

Code of Business Conduct and Ethics	41

Stockholder Proposals and Nominations for Director	41

Other Matters	42

Annual Report	42

ORCHID CELLMARK INC.

4390 US ROUTE ONE

PRINCETON, NJ 08540

(609) 750-2200

PROXY STATEMENT FOR ORCHID CELLMARK INC.

2007 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 21, 2007

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did You Send Me This Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2007 annual meeting of stockholders and any adjournments of the meeting. This proxy statement along with the accompanying notice of 2007 annual meeting of stockholders summarizes the purposes of the annual meeting and the information you need to know to vote at the annual meeting. You do not need to attend the annual meeting to vote your shares. Instead, you may vote your shares either via the Internet, by telephone, or by marking, signing, dating and returning the enclosed proxy card.

On May 15, 2007, we began sending this proxy statement, the attached notice of 2007 annual meeting of stockholders and the enclosed proxy card to all stockholders entitled to vote at the annual meeting. Only stockholders who owned our common stock at the close of business on April 26, 2007 are entitled to vote at the annual meeting. On this record date, there were 29,352,521 shares of our common stock outstanding. The common stock is our only class of voting stock. We are also sending along with this proxy statement our 2006 annual report, which includes our financial statements for the fiscal year ended December 31, 2006. You can also find a copy of our 2006 Annual Report on Form 10-K, as amended, through the SEC’s electronic data system called EDGAR at www.sec.gov or through the Investor Relations section of our website at www.orchid.com.

How Many Votes Do I Have?

Each share of our common stock that you own at the close of business on April 26, 2007 entitles you to one vote.

How Do I Vote?

You may vote by attending the annual meeting and casting your vote in person, or via the Internet, by telephone, or by marking, signing, dating and returning the enclosed proxy card. Detailed instructions for Internet and telephone voting are attached to your enclosed proxy card.

How Do I Vote by Proxy?

Whether you plan to attend the annual meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the annual meeting and vote.

If you properly fill in your proxy card and send it to us in time, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election of the nominees for director; and
•	“FOR” the approval of an amendment to our Amended and Restated 2005 Stock Plan to increase the aggregate number of shares available for issuance under the Amended and Restated 2005 Stock Plan.

If any other matter is presented, your proxyholder will vote your shares in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Revoke My Proxy?

If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the following ways:

•	You may send in another proxy with a later date;

•	You may vote via the Internet at a later date;

•	You may vote by telephone at a later date;

•	You may notify our Secretary in writing before the annual meeting that you have revoked your proxy; or

•	You may vote in person at the annual meeting.

How Do I Vote in Person?

If you plan to attend the annual meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on April 26, 2007, the record date for voting.

What Vote is Required to Approve Each Proposal?

Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes) will be elected.

Proposal 2: Approve Amendment to our Amended and Restated 2005 Stock Plan to Increase the Aggregate Number of Shares Available for Issuance under the Amended and Restated 2005 Stock Plan	The affirmative vote of a majority of the votes cast, in person or by proxy, at the annual meeting is required to approve the amendment.

What is the Effect of Broker Non-Votes, Withholdings and Abstentions?

•

Broker Non-Votes: If your broker holds your shares in its name, the broker will be entitled to vote your shares on Proposal 1, even if it does not receive instructions from you. You have to provide specific instructions to your broker if you wish your broker to vote your shares on Proposal 2. A “broker non-vote” occurs if your broker cannot vote your shares on a particular matter because it does not have instructions from you or does not have discretionary voting authority on that matter. Broker non-votes are not counted as votes “for” or “against” Proposal 1 and Proposal 2, so they will have no effect on the votes on these proposals.

•	Withholdings: Withholding authority to vote for a nominee for director will have no effect on the outcome of the vote.

•	Abstentions: Because abstentions are not counted as votes “for” or “against” Proposal 1 or Proposal 2, they will have no effect on the votes on these proposals.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspector of Election examine these documents. We will not disclose your vote to management unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or elsewhere.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies if any fees are incurred. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock on April 26, 2007 is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The annual meeting will be held at 10:00 a.m. on June, 21, 2007 at Homewood Suites by Hilton, 3819 US Route 1 South, Princeton, NJ 08540.

When you arrive at the hotel, signs will direct you to the appropriate meeting room. You need not attend the annual meeting in order to vote.

Voting

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting in person. Stockholders have three options for submitting their vote: (1) via the Internet (please see your proxy card for instructions), (2) by telephone (please see your proxy card for instructions), and (3) by mail, using the paper proxy card. When you vote via the Internet or by telephone, your vote is recorded immediately. We encourage our stockholders to vote using these methods whenever possible. If you attend the annual meeting, you may also submit your vote in person, and any previous votes that you submitted, whether by Internet, telephone or mail, will be superseded by the vote that you cast at the annual meeting.

Electronic Delivery of Orchid Stockholder Communications

We are pleased to offer our stockholders the opportunity to receive stockholder communications electronically. By signing up for electronic delivery of documents such as annual reports and proxy statements, you can receive stockholder communications as soon as they are available without waiting for them to arrive in the mail, and submit your stockholder votes online. You can also reduce the number of bulky documents in your personal files, eliminate duplicate mailings and help reduce our printing and mailing costs. To sign up for electronic delivery, visit http://www.proxyvote.com and enter information for all of your Orchid stockholdings. Your enrollment will be effective until canceled. If you have questions about electronic delivery, please call Investor Relations at (609) 750-2324.

Householding of Annual Disclosure Documents

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of these documents to you if you write or call our Corporate Secretary at the following address or phone number: Orchid Cellmark Inc., 4390 US Route One, Princeton, New Jersey 08540, telephone (609) 750-2200. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

SECURITY OWNERSHIP

The following table sets forth the beneficial ownership of our common stock as of April 26, 2007, the record date for the annual meeting, except as noted, for (a) each stockholder known by us to own beneficially more than 5% of our common stock; (b) each of our directors; (c) each executive officer named in the Summary Compensation Table; (d) and all of our current directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within the 60-day period following April 26, 2007 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 29,352,521 shares of common stock outstanding on April 26, 2007. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Unless otherwise indicated, the address for each director and current executive officer is c/o Orchid Cellmark Inc., 4390 U.S. Route One, Princeton, New Jersey 08540.

5% Holders, Directors and Executive Officers	Amount and Nature of Beneficial Ownership
	Common Stock
	Number(1)		Percent
Accipiter Capital Management LLC 399 Park Avenue, 38th Floor New York, NY 10022-8113	4,357,407	(2)	14.8%
Royce & Associates, LLC 1414 Avenue of the Americas, 9th Floor New York, NY 10019-2578	2,904,822	(2)	9.9%
Ziff Asset Management, LP 153 East 53rd Street, 43rd Floor New York, NY 10022-4615 (3)	2,308,116	(2)	7.9%
Millenco, L.L.C. 666 Fifth Avenue, 8th Floor New York, NY 10103	2,108,769	(2)	7.2%
James Beery (4)	31,573		*
Thomas A. Bologna (5)	275,000		*
John C. Deighan (4)	1,850		*
Sidney M. Hecht, Ph.D. (6)	55,614		*
Kenneth D. Noonan, Ph.D. (4)	30,525		*
George H. Poste, DVM, Ph.D. (4)	87,992		*
Nicole S. Williams (4)	42,251		*
All current directors and executive officers as a group (seven persons) (7)	524,805		1.8%

Former Executive Officers or Directors
Gordon Wasserman (8)	—		*
Paul J. Kelly, MD (9)	—		*
Raymond J. Land (10)	—		*
Gordon J. Brown (11)	—		*

*	Represents beneficial ownership of less than 1% of the common stock outstanding.

(1)	Attached to each share of common stock is a preferred share purchase right to acquire one one-hundredth of a share of our series A junior participating preferred stock, par value $0.001 per share, which preferred share purchase rights are not presently exercisable.

(2)	The number of shares is calculated as of the most recent filing with the Securities and Exchange Commission by the stockholder.
(3)	Shares registered in the name of Ziff Asset Management, LP are beneficially owned by PBK Holdings, Inc., the general partner of Ziff Asset Management, LP, and Philip B. Korsant, the sole shareholder of PBK Holdings, Inc., all three of which share dispositive voting power for the shares.
(4)	Represents shares of common stock subject to options exercisable within the 60-day period following April 26, 2007.
(5)	Includes 175,000 shares of common stock subject to options exercisable within the 60-day period following April 26, 2007.
(6)	Includes 51,814 shares of common stock subject to options exercisable within the 60-day period following April 26, 2007
(7)	Includes 421,005 shares of common stock subject to options exercisable within the 60-day period following April 26, 2007.
(8)	Mr. Wasserman resigned from the Board of Directors on August 18, 2006 and all outstanding options were canceled in November 2006.
(9)	On March 8, 2006, Dr. Kelly ceased employment with us and all outstanding unexercised options were canceled in June 2006.
(10)	On July 7, 2006, Mr. Land ceased employment with us and all outstanding unexercised options were canceled in October 2006.
(11)	On June 14, 2006, Mr. Gordon ceased employment with us and all outstanding unexercised options were canceled in September 2006.

MANAGEMENT

The following table sets forth certain information, as of April 26, 2007, concerning our executive officers and key employees and names of both the persons being nominated as directors and current directors whose terms do not expire at the annual meeting:

Name	Age	Position
Executive Officers and Key Employees
Thomas A. Bologna	58	President and Chief Executive Officer and Director
Bruce F. Basarab	61	Vice President of North American Sales and Marketing
John C. Deighan	43	Corporate Controller and Principal Financial and Accounting Officer

Non-Employee Directors
George H. Poste, DVM, Ph.D.	62	Chairman of the Board of Directors
James Beery (1)	65	Director
Sidney M. Hecht, Ph.D.(1)(2)	62	Director
Kenneth D. Noonan, Ph.D.	59	Director
Nicole S. Williams (1)(2)	62	Director

(1)	Member of our Audit Committee. Ms. Williams is the Chairperson of the committee.
(2)	Member of our Compensation Committee. Dr. Hecht is the Chairman of the committee.

Executive Officers and Key Employees

Thomas A. Bologna has served as our President and Chief Executive Officer and a member of our Board of Directors since April 2006. From 2004 to 2005, Mr. Bologna was Chief Executive Officer, President and a director of Quorex Pharmaceuticals, Inc. a pre-clinical stage anti-infective company. Mr. Bologna was Chief Executive Officer, President and a director of Ostex International, Inc. which developed, manufactured and marketed innovative products for the management of osteoporosis, from 1997 to 2003, and in 1999 he was also appointed Chairman of the Board. From 1996 to 1997, Mr. Bologna was a principal at Healthcare Venture Associates, a consulting firm. From 1994 to 1996, Mr. Bologna was Chief Executive Officer, President and a director of Scriptgen Pharmaceuticals, Inc., a biotechnology company with proprietary drug screening technology that developed orally active drugs to regulate gene expression, and from 1987 to 1994, Mr. Bologna was Chief Executive Officer, President and a director of Gen-Probe Incorporated, a biotechnology company commercializing genetic-probe-based technology for diagnostic and therapeutic applications, and in 1992 he was also appointed Chairman of the Board. Prior to Gen-Probe, Mr. Bologna held several senior level positions with Becton, Dickinson and Company and Warner-Lambert Company. At Becton, Dickinson and Company, he served as President of the Diagnostic Instrument Systems Division, President of the Johnston Laboratories Division, and Vice President and General Manager of the Hynson, Wescott & Dunning biotechnology unit. At Warner-Lambert Company, he served as a Vice President responsible for the marketing, sales and R&D functions, as well as the Asia/Pacific profit center for the Scientific Instrument Division. Mr. Bologna currently serves as a board member of Cylex, Inc., a privately-held life science company that develops, manufactures and markets in vitro diagnostic products for the assessment of immunity. Mr. Bologna received an M.B.A. and a B.S. from New York University.

Bruce F. Basarab has been our Vice President of North American Sales and Marketing since March 2007. Mr. Basarab has over 25 years of domestic as well as international experience in the medical device, diagnostics and pharmaceutical industries. Prior to joining us, Mr. Basarab acted as a consultant in the sales and marketing field. In his most recent corporate position from 2002 to March 2004, Mr. Basarab was Executive Vice President, Commercial Operations for i-STAT Corporation, a medical device company, where he was responsible for worldwide commercial activities including: marketing, sales, customer and technical support, distribution and medical affairs. Prior to joining i-STAT, from 1997 to 2001, Mr. Basarab was Senior Vice President, Sales & Marketing for Geneva Pharmaceuticals, a Novartis Company. Mr. Basarab also worked at Ciba Corning Diagnostics Corporation from 1979 to 1994 in increasingly responsible sales and marketing positions including Director of National Accounts and Director of Sales and Marketing for their Critical Care Division, Executive Director U.S. Sales, and Vice President, Latin America and Canada Operations. He subsequently joined the parent company, Ciba-Geigy Corporation, in 1994 first as Executive Director Northwest Sales and then as Vice President of Sales for the Pharmaceutical Division. Mr. Basarab received a B.A. from Bucknell University.

John C. Deighan has been our Corporate Controller since May 2006 and became our Principal Accounting Officer and Principal Financial Officer on July 10, 2006. Prior to joining us, from 2004 to 2006, Mr. Deighan was with Alpharma, Inc., a global pharmaceutical company, where he served as Divisional Controller for its U.S. human pharmaceuticals group. From 2003 to 2004, Mr. Deighan was with Enzon Pharmaceuticals, Inc., a biopharmaceutical company, where he served as Corporate Controller. From 1993 to 2002, Mr. Deighan was with Schein Pharmaceutical Inc., a pharmaceutical company, where he most recently served as Director of Corporate Accounting and Financial Reporting. Mr. Deighan is a Certified Public Accountant, with a B.S. from State University of New York, College at Oswego.

The Board of Directors

Our Certificate of Incorporation and By-laws provide that our business is to be managed by or under the direction of our Board of Directors. Our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our Board of Directors currently consists of six members, classified into three classes as follows:

•	The Class I directors are Dr. Hecht, Dr. Noonan and Mr. Beery, and their term will end at the 2007 annual meeting of stockholders;

•	The Class II director is Mr. Bologna, and his term will end at the 2008 annual meeting of stockholders; and

•	The Class III directors are Dr. Poste and Ms. Williams, and their term will end at the 2009 annual meeting of stockholders.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

On February 28, 2007, our Board of Directors voted to nominate Mr. Beery, Dr. Hecht and Dr. Noonan for election at this annual meeting for a term of three years. If elected, each of the three director nominees will serve on the Board of Directors until the 2010 annual meeting of stockholders, or until their successors are duly elected and qualified in accordance with our By-laws.

Directors

George H. Poste, DVM, Ph.D., has served as a member of our Board of Directors since March 2000 and as Chairman since 2002. He currently serves as Director of The Biodesign Institute at Arizona State University. He is also the Chief Executive Officer of Health Technology Networks, a consulting group specializing in the impact of genetics, computing and other advanced technologies on healthcare research and development and Internet-based systems for healthcare delivery. From 1992 to 1999, Dr. Poste was President of Research and Development, Chief Science and Technology officer and a member of the board of directors of SmithKline Beecham PLC. Dr. Poste was a non-executive Chairman of diaDexus, LLC from 1997 to 2004, the joint venture in molecular diagnostics between SmithKline Beecham and Incyte Pharmaceuticals, and a non-executive Chairman of Structural GenomiX from 2000 to 2004. He serves on the board of directors of Exelixis, Monsanto

Company and the Molecular Profiling Institute. Dr. Poste received his degree in veterinary medicine and his Ph.D. in virology from the University of Bristol, England. He is a Board-certified pathologist and a Fellow of the Royal Society.

James Beery has served as a member of our Board of Directors since April 2004. From March 2002 to the present, Mr. Beery has served as Senior Of Counsel to Covington & Burling, an international law firm based in Washington, D.C. From December 2000 until his retirement in June 2001, Mr. Beery served as Senior Vice President and General Counsel of GlaxoSmithKline PLC, a UK-based global pharmaceutical company. For the seven years from 1993 until the formation of the merged company GlaxoSmithKline in December 2000, Mr. Beery served as Senior Vice President, General Counsel and Secretary of SmithKline Beecham PLC. He is currently a director of Martek Biosciences Corporation, deCODE Genetics, Inc., the London Centre for the International Education of Students and Inion, Oy, and is a member of the Advisory Board of the Stanford Law School Program in Law, Science and Technology. Mr. Beery received his JD from Stanford Law School and AB in Physical Sciences from Harvard College.

Thomas A. Bologna, see biographical information above.

Sidney M. Hecht, Ph.D., has served as a member of our Board of Directors since 1995. He is currently the John W. Mallet Professor of Chemistry and Professor of Biology at University of Virginia and has served in each position since 1978. From 1981 to 1987, Dr. Hecht held concurrent appointments first as Vice President, Preclinical Research and Development, and then Vice President, Chemical Research and Development at SmithKline & French Laboratories, where he was appointed a Distinguished Fellow. From 1971 to 1979, he was assistant professor and then associate professor of chemistry at the Massachusetts Institute of Technology. Dr. Hecht received his B.A. in Chemistry from the University of Rochester and his Ph.D. in Chemistry from the University of Illinois.

Kenneth D. Noonan, Ph.D., has served as a member of our Board of Directors since December 2001. He has been a partner at London-based L.E.K. Consulting LLP since November 2001, where he focuses on the European life sciences industry. Prior to joining L.E.K., Dr. Noonan was the senior Vice President of Corporate Development for Applera Corporation from 2000 to 2001 where he had corporate responsibility for strategy and transactions. Dr. Noonan has significant experience consulting to European life sciences companies first as the founder and managing director of The Wilkerson Group Ltd., (a specialist life science consultancy), and subsequently as Head of Booz-Allen and Hamilton’s European pharmaceutical practice from 1995 to 2000. Prior to becoming a consultant, Dr. Noonan was the Vice President of Technology Assessment and Business Development for CooperTechnicon Corp. and prior to that he was Director of Research and Development for BD Microbiology Systems. Dr. Noonan’s academic credentials include a Ph.D. in Biochemistry from Princeton University and a B.S. in Biology from St. Joseph’s University.

Nicole S. Williams has served as a member of our Board of Directors since 2002. Ms. Williams recently retired as the Chief Financial Officer of Abraxis Bioscience Inc., a biopharmaceutical company, and President of Abraxis Pharmaceutical Products, a division of Abraxis Bioscience Inc., positions she assumed upon the merger of American Pharmaceutical Partners, Inc. and American Bioscience Inc. in April, 2006. From 2002 to 2006, Ms. Williams was the Executive Vice President and Chief Financial Officer of American Pharmaceutical Partners and in December 2005, assumed additional responsibilities as President of American Pharmaceutical Partners. Ms. Williams is the President of the Nicklin Capital Group, Inc., a firm she founded in 1999 to invest in and provide consulting to early stage technology companies in the Midwest. From 1992 to 1999, Ms. Williams was the Executive Vice President, Chief Financial Officer and Corporate Secretary of R.P. Scherer Corporation in Troy, Michigan. She currently serves as a director of Progencis Pharmaceuticals, Inc. Ms. Williams received her Demi-License es Science Politique from the University of Geneva, Switzerland, her License es Science Politique from the Graduate Institute of International Affairs, University of Geneva, Switzerland and her M.B.A. from the Graduate School of Business, University of Chicago.

Director Independence

In accordance with the rules and regulations of the Nasdaq Stock Market LLC, our Board of Directors affirmatively determines the independence of each director and nominee for election as a director in accordance with guidelines it has adopted, which include all elements of independence under the definition promulgated by the Nasdaq Stock Market LLC.

Based on these standards, the Board of Directors determined that each of the following non-employee directors is an “independent director” as defined by the Nasdaq Stock Market LLC and has no relationship with us, except as a director and/or stockholder: Mr. Beery, Dr. Hecht, Dr. Noonan and Ms. Williams.

Meetings and Committees of the Board of Directors

Meeting Attendance

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all board, committee and stockholders’ meetings. During the fiscal year ended December 31, 2006, there were 11 meetings of our Board of Directors and all directors attended at least 75% of the board meetings and meeting of committees on which they served. All of the directors attended the 2006 annual meeting of stockholders held on July 6, 2006.

Committees of the Board of Directors

The Board of Directors has two standing committees to facilitate and assist the Board of Directors in the execution of its responsibilities. The committees are currently the Audit Committee and the Compensation Committee. In accordance with the listing standards of the Nasdaq Stock Market LLC, all committees are comprised solely of non-employee, independent directors. Charters of the Audit Committee and Compensation Committee are available on our website at www.orchid.com by first clicking on the section for “Investors” and then “Corporate Governance.” Committee charters are also available without charge, to any stockholder, upon written request, to the Corporate Secretary at Orchid, 4390 US Route One, Princeton, New Jersey 08540. The table below shows current membership of each of the standing committees of our Board of Directors:

Audit Committee	Compensation Committee
James Beery	Sidney M. Hecht *
Sidney M. Hecht	Nicole S. Williams
Nicole S. Williams *

*	Committee Chairperson

Audit Committee. Our Audit Committee met 18 times during fiscal 2006. Our Audit Committee’s role and responsibilities are set forth in a written charter and include the authority to retain and terminate the services of our independent registered public accounting firm, review annual consolidated financial statements, consider matters relating to accounting policy and internal controls and review the scope of annual audits. All members of the Audit Committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and by the Nasdaq Stock Market LLC, as such standards apply specifically to members of audit committees. Our Board of Directors has determined that Ms. Williams is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 407 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

Compensation Committee. Our Compensation Committee met four times during fiscal 2006. Our Compensation Committee’s role and responsibilities are set forth in a written charter and include the authority to review, approve and make recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. The Compensation Committee is responsible for the determination of the compensation of our President and Chief Executive Officer, and conducts its decision making process with respect to that issue without the President and Chief Executive Officer present. All members of the Compensation Committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and by the Nasdaq Stock Market LLC, as such standards apply specifically to members of compensation committees.

Our Compensation Committee is charged with establishing a compensation policy for our executives and directors that is designed to attract and retain the best possible executive talent, to motivate them to achieve corporate objectives, and reward them for superior performance. Our Compensation Committee is also responsible for establishing and administering our executive compensation policies and equity compensation plans. The Compensation Committee meets at least two times per year and more often as necessary to review and make decisions with regard to executive compensation matters. As part of its review of executive compensation matters, the Compensation Committee may delegate any of the powers given to it to a subcommittee of the Compensation Committee.

Further discussion of the process and procedures for considering and determining executive compensation, including the role that our executive officers play in determining compensation for other executive officers, is included below in the section entitled “Executive Compensation—Compensation Discussion and Analysis.”

Please also see the report of the Compensation Committee set forth elsewhere in this proxy statement.

Nominating Committee. We do not currently have a standing Nominating Committee. See discussion below under “Nominations for Directors” for more information.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee has two members, Dr. Hecht (Chairman) and Ms. Williams. None of our executive officers serve as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or our Compensation Committee.

Nominations for Directors

We do not currently have a standing Nominating Committee since our Board of Directors determined that the independent members of the Board of Directors adequately fulfill the obligations of a nominating committee without the need of incurring additional costs of committee meetings.

The Board of Directors considers recommendations of potential candidates from current directors, management and stockholders. Stockholders’ nominations for directors must be made in writing and include the nominee’s written consent to the nomination and sufficient background information on the candidate to enable the Board of Directors to assess his or her qualifications.

Nominations must be addressed to the Chairman of the Board of Directors in care of our Secretary at our headquarters address listed below, and generally must be received no later than 60 days nor earlier than 90 days prior to the first anniversary of the preceding year’s annual meeting, in order to be considered for the next annual election of directors.

Chairman of the Board of Directors

Orchid Cellmark Inc.

c/o Secretary

4390 US Route One

Princeton, NJ 08540

Stockholder Communications with the Board of Directors

Generally, stockholders who have questions or concerns should contact our Investor Relations department at (609) 750-2324. However, any stockholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions in writing to the Chairman of the Board of Directors or any member of the Board of Directors at 4390 US Route One, Princeton, NJ, 08540, or via e-mail at ir@orchid.com.

The Board of Directors has instructed our Secretary to review all communications so received (via regular mail or e-mail), and to exercise his discretion not to forward to the Board of Directors correspondence that is inappropriate such as business solicitations, frivolous communications and advertising, routine business matters (i.e., business inquiries, complaints or suggestions) and personal grievances. However, any director may at any time request the Secretary to forward any and all communications received by the Secretary not forwarded to the directors.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Disclosure and Analysis

Compensation Philosophy and Objectives

The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward our achievement of specific annual, long-term and strategic goals, and which aligns executives’ interests with those of the stockholders by rewarding performance at or above established goals, with the ultimate object of improving stockholder value. The philosophy of the Compensation Committee is to evaluate both performance and compensation to ensure that we maintain our ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, the Compensation Committee believes executive compensation packages should include both cash and equity-based compensation that reward performance as measured against established goals.

Setting Executive Compensation

Management develops our compensation plans by utilizing publicly available compensation data as well as subscription survey data for national and regional companies in the biopharmaceutical and laboratory services industries. We believe that the practices of these groups of companies provide us with appropriate compensation benchmarks, because these groups of companies are in similar businesses and tend to compete with us for executives and other employees. For benchmarking executive compensation, we typically review the compensation data we have collected from these groups of companies, as well as a subset of the data from those companies that have a similar number of employees as our company. For purposes of determining executive compensation, we have not engaged consultants to help us analyze this data or to compare our compensation programs with the practices of the companies represented in the compensation data we review. We have, however, in prior years engaged a consultant to assist us in assessing the compensation of our technical staff.

Based on management’s analyses and recommendations, the Compensation Committee has approved a pay-for-performance compensation philosophy, which is intended to establish base salaries and total executive compensation (taking into consideration the executive’s experience and abilities) that are competitive with those companies with a similar number of employees represented in the compensation data we review.

We work within the framework of this pay-for-performance compensation philosophy to determine each component of an executive’s initial compensation package based on numerous factors, including:

•	the individual’s particular background, track record and circumstances, including training and prior relevant work experience;

•	the individual’s role with us and the compensation paid to similar persons in the companies represented in the compensation data that we review;

•	the demand for individuals with the individual’s specific expertise and experience at the time of hire;

•	performance goals and other expectations for the position; and

•	uniqueness of industry skills.

The Compensation Committee typically implements a program of annual performance reviews under which annual performance goals are determined and set forth in writing during the first and second quarters of each year. Annual corporate goals are proposed by management and approved by the Board of Directors during the first quarter of each year. These corporate goals target the achievement of specific annual objectives, which are both financial and strategic. Annual facility and individual goals focus on contributions which facilitate the achievement of the corporate goals and are typically set during the first and second quarters of each calendar year. Goals for each facility are developed by our President and Chief Executive Officer and key executives with input from each facility director. Individual goals are developed by each employee and the employee’s manager and are designed to be in line with the annual corporate goals as well as the goals of the facility at which the employee works. Annual salary increases, annual bonuses, and annual equity awards granted to our employees are tied to the achievement of these corporate, facility and each individual’s performance goals.

We regularly assess the written goals to determine corporate, facility and individual progress against the previously established goals and may make any adjustments to the goals for the remainder of the year based on changing circumstances.

During the first calendar quarter, we typically evaluate corporate, facility and individual performance against the written goals for the recently completed year. Consistent with our compensation philosophy, each employee’s supervisor prepares a written evaluation of the employee’s performance. This process leads to a recommendation for annual employee salary increases and annual equity awards and bonuses, if any, which is then reviewed and approved, as appropriate, by management and the Compensation Committee. In addition to rating performance, during the annual review process, facility managers may also determine if any employee should be promoted and, if there are significant differences in how a person is compensated as compared to industry benchmarks, proposes any additional adjustments to be made. Following his review of executive officers, our President and Chief Executive Officer prepares compensation recommendations for executive officers and other certain employees which are reviewed and finalized with our Director of Human Resources and submitted with recommendations to the Compensation Committee, which may accept or adjust the recommendations. In the case of the President and Chief Executive Officer, his individual performance evaluation is conducted by the Compensation Committee, which determines his compensation changes and awards, if any. For all employees, including our executive officers, annual base salary increases, annual equity awards and annual bonuses, to the extent granted, are implemented during the first or second calendar quarters of the year.

Although the Compensation Committee intends to implement the foregoing procedure for the fiscal year ending December 31, 2007 and thereafter, because of the significant changes in management that occurred in 2006, including without limitation the departure of our former President and Chief Executive Officer and our former Chief Financial Officer and the hiring of our current President and Chief Executive Officer, the Compensation Committee did not set performance goals or review performance against such goals for executive officers for the fiscal year ended December 31, 2006. However, as discussed below, with the exception of the 100,000 shares of our common stock issued to our current President and Chief Executive Officer, no annual performance bonuses were paid to our President and Chief Executive Officer or any other named executive officer with respect to the fiscal year ended December 31, 2006.

2006 Executive Compensation Components

For the fiscal year ended December 31, 2006, the principal components of compensation that our named executive officers are eligible to receive were:

•	Base salary;

•	Performance-based incentive compensation (annual bonus);

•	Long-term equity incentive compensation;

•	Signing bonus;

•	Retirement and other benefits (non-qualified deferred compensation); and

•	Perquisites and other personal benefits.

Base Salary

Base salaries for our executives are established based on the scope of their responsibilities and their prior relevant background, track record, training and experience, taking into account competitive market compensation paid by the companies represented in the compensation data we review for similar positions and the overall market demand for such executives at the time of hire. As with total executive compensation, we believe that executive base salaries should be competitive with the range of salaries for executives in similar positions and with similar responsibilities in the companies of similar size to us represented in the compensation data we review. An executive’s base salary is also evaluated together with other components of the executive’s other compensation to ensure that the executive’s total compensation is in line with our overall compensation philosophy.

Our President and Chief Executive Officer was recruited and hired by our Board of Directors during the first quarter of 2006. The salary and other compensation for our President and Chief Executive Officer was established in arms-length negotiations between the President and Chief Executive Officer and our Board of Directors, taking into account his extensive experience, track record, our request that he relocate to the Princeton, New Jersey area, the timing of such relocation and other factors.

Base salaries are reviewed annually as part of our annual performance review program, and increased for merit reasons, based on certain considerations, including executive’s success in meeting or exceeding individual performance objectives and an assessment of whether significant corporate and applicable facility goals were achieved. If necessary, we also realign base salaries with market levels for the same positions in the companies of similar size to us represented in the compensation data we review, if we identify significant market changes in our data analysis. Additionally, we adjust base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive’s role or responsibilities. In 2005, we engaged a consultant to assist us in assessing the compensation of our technical staff.

Annual Bonus

Our compensation program includes eligibility for an annual performance-based cash bonus in the case of executives and certain other employees. The amount of the cash bonus depends on the level of achievement of the stated corporate, facility and individual performance goals, with a target bonus generally set as a percentage of base salary. All executives, other than our President and Chief Executive Officer, and certain non-executive employees are eligible for annual performance-based cash bonuses in amounts that range from 10%-40% of their base salaries, as set forth in their employment offer letters and in accordance with our policies. In its discretion, the Compensation Committee may, however, award bonus payments to our executives above or below the amounts specified in their respective offer letters. As provided in his employment agreement, our President and Chief Executive Officer is eligible for an annual performance-based cash bonus of 50% of his base salary. In its discretion, the Compensation Committee and Board of Directors may, however, award a bonus payment above or below this target amount.

In 2006, no annual cash bonuses were paid to our former President and Chief Executive Officer or any other named executive officer with respect to the fiscal year ended December 31, 2005. In 2007, no annual cash bonuses were paid to our President and Chief Executive Officer, any other named executive officer or any other employee with respect to the fiscal year ended December 31, 2006.

We are in the process of evaluating our use of annual bonuses after executives or other non-executive employees join our company and in particular whether such bonuses provide proper incentives to our executives and other non-executives.

Long-Term Equity Incentive Compensation

We believe that long-term performance is achieved through an ownership culture that encourages long-term participation by our employees in equity-based awards. Our Amended and Restated 2005 Stock Plan allows the grant to employees of stock options, restricted stock grants, stock grants and other equity-based awards. We currently make initial equity awards of stock options to new executive and certain non-executive employees in connection with their employment with us. Annual grants of options, if any, are approved by the Compensation Committee.

Initial Equity Incentives

Initial stock option awards. Executives and certain non-executive employees who join us are awarded initial stock option grants. These grants have an exercise price equal to the fair market value of our common stock on the later of the grant date or the date the employee joins us, and they typically vest on a monthly basis over four years. The initial stock option awards are intended to provide the executive with incentive to build value in the organization over an extended period of time. The size of the initial stock option award is also reviewed in light of the executive’s track record, base salary, other compensation and other factors to ensure that the executive’s total compensation is in line with our overall compensation philosophy.

In connection with the employment of our current President and Chief Executive Officer, we granted Mr. Bologna options to acquire 600,000 shares of our common stock at an exercise price of $4.53, which options vest monthly over four years. The number of shares granted to Mr. Bologna was determined in arms-length negotiations between Mr. Bologna and our Board of Directors, taking into account his extensive experience, track record, our request that he relocate to the Princeton, New Jersey area and the timing of such relocation and other factors.

Initial stock awards. We have not made initial grants of stock to any of our employees. However, we may make grants of stock, either restricted or fully vested, to executives and certain non-executive employees when they join our company in anticipation of contributions that will create value in our company. We would expect any such grant to be subject to a lapsing repurchase right in our favor over a period of time, but in certain circumstances we may grant fully vested shares. Because the shares would have a defined value at the time the stock grants are made, stock grants are often perceived as having more immediate value than stock options, which have a less calculable value when granted. However, we would expect generally to grant fewer shares of stock than the number of stock options we would grant for a similar purpose.

Subsequent Equity Incentives

Stock option awards. We may make annual stock option awards as part of our overall annual review process. The Compensation Committee believes that stock options provide management with a strong link to long-term corporate performance and the creation of stockholder value. We expect that the annual aggregate value of these awards would be set near competitive median levels for companies represented in the compensation data we review. As is the case when the amounts of base salary and initial equity awards are determined, a review of all components of compensation is conducted when determining equity awards to ensure that total compensation conforms to our overall philosophy and objectives.

In addition, John C. Deighan, our Corporate Controller, was granted an option to purchase 20,000 shares of our common stock at an exercise price of $4.80 per share on March 13, 2007 in recognition of his agreement to assume the additional responsibilities as our acting Principal Financial Officer and the achievement of certain corporate finance reporting goals of our company in the latter part of 2006.

We are in the process of evaluating our use of annual stock option awards after executives or other non-executive employees join our company and in particular whether such awards provide proper incentives to our executives and other non-executives.

Stock awards. In the recent past, we have only made grants of stock as part of our annual review program to our current President and Chief Executive Officer. However, we may make these grants to executives and certain non-executive employees as part of the annual review process in anticipation of contributions that will create value in our company. See “Initial stock awards” above for a discussion of the expected terms of, reasons for granting and expected amount of grants of stock.

Pursuant to the terms of our employment agreement with our President and Chief Executive Officer, we were obligated to issue our President and Chief Executive Officer 100,000 shares of our common stock upon satisfaction of certain goals that were to be agreed upon between us and Mr. Bologna. Pursuant to an amendment to his employment agreement dated December 8, 2006, the Board of Directors granted Mr. Bologna these fully-vested shares in recognition of the fact that Mr. Bologna’s performance through the date of such amendment had exceeded any goals the Board of Directors would have established for Mr. Bologna’s initial performance.

Signing Bonus

In certain circumstances, we utilize cash signing bonuses when executives join us. When used, such cash signing bonuses are repayable in full to us if the employee recipient voluntarily terminates employment with us prior to the first anniversary of the date of hire. Whether a signing bonus is paid, and the amount thereof, is determined on a case-by-case basis based on the specific circumstances surrounding the hiring of a new executive. For example, we will consider paying a signing bonus to compensate for amounts forfeited by an executive upon terminating prior employment, and/or to create additional incentive for an executive to join our company in a position where there is high market demand. In 2006, we paid our President and Chief Executive Officer a cash signing bonus of $100,000. The amount of the signing bonus was determined in arms-length negotiations between Mr. Bologna and our Board of Directors, taking into account his extensive experience, track record, our request that he relocate to the Princeton, New Jersey area and the timing of such relocation and other factors.

Non-Qualified Deferred Compensation

We have established an Executive Deferred Compensation Plan, which became effective on May 5, 1999. It was established primarily for the purpose of attracting and retaining qualified executive talent and to provide them with an important component of a competitive and attractive executive benefit program. Participants in the plan are permitted in their sole discretion to defer receipt of, and income taxation on, up to 50% of their regular base salary and all or any portion of any bonus until they terminate their employment with us. Our Executive Deferred Compensation Plan is discussed in further detail under the heading “Non-Qualified Deferred Compensation Plan” elsewhere in this proxy statement. Our President and Chief Executive Officer has not elected to defer any portion of his salary or any bonus he may receive under this plan. However, we contribute an amount equal to 5% of our President and Chief Executive Officer’s annual base salary to this plan for his benefit. While our President and Chief Executive Officer currently participates in this plan, we do not anticipate offering the opportunity to participate in this plan to any employees who may join us in the future.

Perquisites and Other Personal Benefits

We provide named executive officers with perquisites and other personal benefits that we and the Compensation Committee believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to executive officers.

We maintain broad-based benefits and perquisites that are offered to all employees, including health insurance, life and disability insurance, dental insurance and a 401(k) plan, including matching contributions. We also provide relocation expense reimbursement under certain circumstances. In addition to these broad-based benefits and perquisites, we provide all employees, other than our President and Chief Executive Officer, with life insurance in an amount equal to three times their current salary.

In connection with our President and Chief Executive Officer joining our company in 2006, we agreed to provide him $2,000,000 of life insurance for a beneficiary designated by him, reimbursement of expenses in connection with his relocation to the Princeton, New Jersey area (including costs associated with the sale of his existing residence, purchase of a new residence and obtaining temporary living quarters), legal costs associated with negotiating his employment arrangement and tax gross-ups to offset the tax effects of such payments to him under his employment arrangement with us. For more details about these payments, see the discussion relating to Mr. Bologna’s employment agreement with us elsewhere in this proxy statement. The extent and amount of these benefits were determined in arms-length negotiations between the President and Chief Executive Officer and our Board of Directors, taking into account his extensive experience, track record, our request that he relocate to the Princeton, New Jersey area and the timing of such relocation and other factors. In addition, attributed costs of the personal benefits and perquisites received by our President and Chief Executive Officer and our other named executive officers in 2006, are included in the “Summary Compensation Table” elsewhere in this proxy statement.

Termination Based Compensation

Severance. Upon termination of employment, most executive officers are entitled to receive severance payments under their employment agreements or offer letters. In determining whether to approve and as part of the process of setting the terms of such severance arrangements, the Compensation Committee recognizes that executives and officers often face challenges securing new employment following termination. Our President and Chief Executive Officer’s employment agreement provides, if his employment is terminated without cause, for (a) the payment by us of severance consisting of (i) a lump sum payment in an amount equal to two times the Chief Executive Officer’s most recent base salary, (ii) an amount equal to two times the average of the last four annual bonuses paid to the Chief Executive Officer or two times the amount of the largest bonus paid to the Chief Executive Officer within the last three years, whichever is greater and (iii) an amount equal to the Chief Executive Officer’s annual bonus target pro-rated by the number of days worked by the Chief Executive Officer in the last calendar year of his employment, and (b) the continuation by us of medical and dental insurance coverage for the Chief Executive Officer and the Chief Executive Officer’s family until the later of (i) thirty-six months following the effective date of such termination or (ii) the date which would have been the end of the current term of his employment agreement but for such termination. For more detail about the provisions of Mr. Bologna’s severance arrangements with us, see the discussion under “Thomas A. Bologna, President and Chief Executive Officer” elsewhere in this proxy statement. We believe that our President and Chief Executive Officer’s severance package is generally in line with severance packages offered to chief executive officers of companies of similar size to us represented in the compensation data we reviewed.

Acceleration of vesting of equity-based awards. In general, the equity awards under our Amended and Restated 2005 Stock Plan are subject to acceleration in certain circumstances at the discretion of the administrator of the Amended and Restated 2005 Stock Plan. See the discussion under the heading “Our Amended and Restated 2005 Stock Plan” elsewhere in this proxy statement.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. We believe that compensation paid under the management incentive plans are generally fully deductible for federal income tax purposes. We believe that the options granted under our Amended and Restated 2005 Stock Plan qualify as performance-based compensation.

Non-Qualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to non-qualified deferred compensation arrangements. While the final regulations have not become effective yet, we believe we are operating in good faith compliance with the statutory provisions which were effective January 1, 2005. A more detailed discussion of our Executive Deferred Compensation Plan is provided elsewhere in this proxy statement under the heading “Non-Qualified Deferred Compensation Plan.”

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, we began accounting for stock-based payments, including awards under our Amended and Restated 2005 Stock Plan, in accordance with the requirements of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, or SFAS 123(R).

Compensation Committee Report

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE
Sidney M. Hecht, Chairman
Nicole S. Williams

Summary Compensation Table

The following table shows the compensation for the fiscal year ended December 31, 2006 earned by (1) our President and Chief Executive Officer, (2) the Chairman of our Board of Directors, who served as our principal executive officer for a portion of the fiscal year ended December 31, 2006, (3) our Principal Financial and Accounting Officer, (4) our former Senior Vice President of Global Laboratory Operations, (5) our former President and Chief Executive Officer and (6) our former Chief Financial Officer.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)		Stock Awards ($) (2)		Option Awards ($) (3)		All Other Compensation ($)		Total ($)
Thomas A. Bologna President and Chief Executive Officer (4)	2006	354,667	100,000	(5)	331,000	(6)	271,442	(7)	128,058	(8)	1,185,167

George H. Poste, DVM, Ph.D. Chairman (9)	2006	45,500	—		—		42,550	(10)	—		88,050

John C. Deighan Corporate Controller (Principal Financial and Accounting Officer) (11)	2006	100,474	—		—		858	(12)	850	(13)	102,182

Gordon J. Brown Former Senior Vice President of Global Laboratory Operations (14)	2006	97,853	—		—		33,446	(15)	15,695	(16)	146,994

Paul J. Kelly Former President and Chief Executive Officer (17)	2006	71,154	—		—		9,097	(18)	252,534	(19)	332,785

Raymond J. Land Former Chief Financial Officer (20)	2006	142,788	—		—		56,290	(21)	31,597	(22)	230,675

(1)	We have not paid nor will we pay any cash bonuses for 2006 performance.
(2)	See Note 2 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for our fiscal year ended December 31, 2006 for details as to the assumptions used to determine the fair value of stock awards. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2006.
(3)	See Note 2 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for our fiscal year ended December 31, 2006 for details as to the assumptions used to determine the fair value of option awards. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2006.
(4)	Mr. Bologna commenced employment with us on April 25, 2006.
(5)	Represents a signing bonus of $100,000 that is subject to pro rata repayment if Mr. Bologna is terminated for certain reasons within one year of his commencement of employment with us.
(6)	Represents compensation expense incurred by us in fiscal year 2006 in connection with the grant of 100,000 shares of common stock to Mr. Bologna on December 14, 2006, calculated in accordance with SFAS 123(R).
(7)	Represents compensation expense incurred by us in fiscal year 2006 in connection with the grant of options to purchase 600,000 shares of common stock to Mr. Bologna on April 25, 2006, calculated in accordance with SFAS 123(R).
(8)

Consists of $2,600 of matching contributions under our 401(k) plan, $13,000 of contributions by us into our Executive Deferred Compensation Plan for the benefit of Mr. Bologna, $6,708 in life insurance premiums paid by us for a life insurance policy to benefit Mr. Bologna with a face amount of $2,000,000, $10,351 for the reimbursement of legal expenses in connection with the negotiation of Mr. Bologna’s employment agreement, $46,896 in relocation and related expenses and $48,503 in tax gross-ups for relocation, legal fees and life insurance.

(9)	Dr. Poste is the Chairman of our Board of Directors and acted as our principal executive officer from March 8, 2006 to June 22, 2006. Amounts presented represent compensation paid to or incurred by us for Dr. Poste for fiscal year 2006 in connection with his service as a director. Dr. Poste received no additional compensation for acting as our principal executive officer.
(10)	Consists of $3,944, $14,246, $16,210 and $8,150, representing compensation expense incurred by us in fiscal year 2006 in connection with the grant of options for service as a director to Dr. Poste to purchase 5,000, 11,013, 7,903 and 26,978 shares of common stock on April 26, 2004, June 14, 2004, June 8, 2005 and July 6, 2006, respectively, calculated in accordance with SFAS 123(R) or Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, or SFAS 123.
(11)	Mr. Deighan was appointed our principal financial and accounting officer effective July 10, 2006.
(12)	Represents compensation expense incurred by us in fiscal year 2006 in connection with the grant of options to purchase 2,400 shares of common stock to Mr. Deighan on May 30, 2006, calculated in accordance with SFAS 123(R).
(13)	Represents $850 of matching contributions under our 401(k) plan.
(14)	Mr. Brown’s last date of employment as our Senior Vice President of Global Laboratory Operations was June 14, 2006.
(15)	Represents compensation expense incurred by us in fiscal year 2006 in connection with the grant of options to purchase 100,000 shares of common stock to Mr. Brown on March 16, 2006, calculated in accordance with SFAS 123(R).
(16)	Consists of $5,375 of contributions by us into our Executive Deferred Compensation Plan for the benefit of Mr. Brown and $10,320 in unused vacation pay.
(17)	Dr. Kelly’s last date of employment as our President and Chief Executive Officer was March 8, 2006.
(18)	Consists of $669, $4,945 and $3,483, representing compensation expense incurred by us in fiscal year 2006 in connection with the grant of options to Dr. Kelly to purchase 30,000, 150,000 and 100,000 shares of common stock on May 16, 2003, August 4, 2004 and June 13, 2005, respectively, calculated in accordance with SFAS 123(R) or SFAS 123.
(19)	Consists of $187,500 in severance pay, $3,856 of matching contributions under our 401(k) plan, $4,688 of contributions by us into our Executive Deferred Compensation Plan for the benefit of Dr. Kelly and $56,490 in unused vacation pay.
(20)	Mr. Land’s last date of employment as our Senior Vice President and Chief Financial Officer was July 7, 2006.
(21)	Represents compensation expense incurred by us in fiscal year 2006 in connection with the grant of options to purchase 100,000 shares of common stock to Mr. Land on June 9, 2005, calculated in accordance with SFAS 123.
(22)	Consists of $1,914 of matching contributions under our 401(k) plan, $8,021 of contributions by us into our Executive Deferred Compensation Plan for the benefit of Mr. Land and $21,662 in unused vacation pay.

Grants of Plan-Based Awards

The following table shows information regarding grants of equity awards that we made during the fiscal year ended December 31, 2006 to each of the individuals named in the Summary Compensation Table.

Name	Grant Date	Approval Date		All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price on Grant Date ($/Sh) (1)	Grant Date Fair Value of Stock and Option Awards ($)
Thomas A. Bologna	12/14/06	11/17/06		100,000	(2)	—	—	—	331,000
	4/25/06	2/22/06	(3)	—		600,000	4.53	4.48	2,022,360

George H. Poste, DVM, Ph.D. (4)	7/6/06	—		—		26,978	2.78	2.76	55,915

John C. Deighan	5/30/06	5/17/06	(3)	—		2,400	4.20	3.95	7,500

Gordon J. Brown	3/16/06	—		—		100,000	6.21	6.06	460,110

Paul J. Kelly	—	—		—		—	—	—	—

Raymond J. Land	—	—		—		—	—	—	—

(1)	Our Amended and Restated 2005 Stock Plan provides that the exercise price shall be determined by using the fair market value of our common stock, which is defined under the Amended and Restated 2005 Stock Plan as the closing price of our common stock on the NASDAQ Global Market on the day prior to the grant date.
(2)	We granted these shares at no cost to Mr. Bologna.
(3)	The grant was approved prior to the individual’s commencement of employment.
(4)	Represents awards to Dr. Poste in fiscal year 2006 in connection with service as a director.

Discussion of Summary Compensation Table and Grants of Plan-Based Awards

The terms of Mr. Bologna’s compensation are derived from our employment agreement with him and the annual performance review by our Compensation Committee. The terms of Mr. Bologna’s employment agreement with us were the result of extensive negotiations between us and Mr. Bologna and were approved by our Board of Directors. The terms of Mr. Deighan’s and Mr. Brown’s compensation are derived from our offer letters. Annual salary increases, annual equity awards and cash bonuses, if any, for Mr. Bologna are determined by the Board of Directors. The terms of Dr. Kelly’s severance arrangement with us were the result of negotiations between us and Dr. Kelly at the time of his termination and were approved by our Board of Directors.

All of the equity awards disclosed in the Grants of Plan-Based Awards table were issued under our Amended and Restated 2005 Stock Plan. All option awards were granted with an exercise price per share equal to the closing price of our common stock on the NASDAQ Global Market on the day prior to the grant date of each award. Subject to the terms and conditions of the Amended and Restated 2005 Stock Plan and the option agreements issued in connection with these grants, all of the options granted in 2006 vest monthly in forty-eight equal tranches over four years, other than the options granted to Dr. Poste which were granted in connection with his service as a director and which vest monthly in thirty-six equal tranches over three years.

George H. Poste, DVM, Ph.D.

Upon the March 8, 2006 termination of Dr. Kelly, our Board of Directors appointed our Chairman, Dr. Poste, to serve as our principal executive officer until such time as we filed our Annual Report on Form 10-K for the year ended December 31, 2005. On April 26, 2006, our Board of Directors extended the time in which Dr. Poste would serve as our principal executive officer until such time as we filed our Quarterly Report on Form

10-Q for the first quarter of 2006. We filed this Quarterly Report on June 22, 2006, after which Mr. Bologna became our principal executive officer. Dr. Poste received no additional compensation, above what he was entitled to receive under our Director Compensation Policy, for his service as our principal executive officer, and all amounts reflected in the accompanying tables were received solely in connection with his service as a director.

Employment Agreement with Thomas A. Bologna

On March 8, 2006, we entered into an employment agreement with Thomas A. Bologna to serve as our President and Chief Executive Officer effective April 25, 2006. The employment agreement is for a four-year term and automatically renews for additional four-year terms unless either party gives notice of non-renewal to the other party at least 18 months prior to the expiration of the then current term. Mr. Bologna’s initial annual base salary is $520,000, and he has a bonus target each year of 50% of his base salary, prorated for 2006, based primarily on performance measures. However, we have not paid nor will we pay any cash bonuses for 2006. We also contribute an additional 5% of Mr. Bologna’s annual base salary to the Executive Deferred Compensation Plan for his benefit. Pursuant to the employment agreement, Mr. Bologna (i) received a signing bonus of $100,000, which is subject to pro rata repayment if Mr. Bologna’s employment is terminated for certain reasons within the first year of joining our company, (ii) was granted an option to purchase 600,000 shares of our common stock at an exercise price equal to $4.53 per share and (iii) was granted 100,000 shares of our common stock at no cost to Mr. Bologna. In addition, we agreed to purchase life insurance on Mr. Bologna in the face amount of not less than $2,000,000 for a beneficiary designated by him.

Mr. Bologna has agreed to use his good faith efforts to relocate to within daily commuting distance of our Princeton, New Jersey headquarters no later than the end of 2007. We have agreed to reimburse Mr. Bologna for certain relocation expenses, which are subject to pro rata repayment in certain circumstances. In addition, if Mr. Bologna has not sold his current residence as of the time he purchases a new home in the Princeton, New Jersey area, we will reimburse him for certain expenses related to the maintenance of his current residence in California for six months. We also agreed to (i) reimburse Mr. Bologna for up to $12,000 of his legal expenses related to the negotiation of the employment agreement and related equity arrangements and (ii) to the extent that certain payments made to Mr. Bologna under the employment agreement are deemed compensation to Mr. Bologna, make additional gross-up payments to Mr. Bologna in order to pay for income tax imposed on him in connection with such payments.

Offer Letter with John C. Deighan

Certain of Mr. Deighan’s compensation arrangements are set forth in an offer letter dated May 11, 2006. Pursuant to this offer letter, Mr. Deighan serves as our Corporate Controller, currently receives an initial base salary of $170,000, and has a bonus target each year of up to 25% of his base salary based on performance measures. However, we have not nor will we pay any cash bonuses for 2006.

Severance and Other Payments

Certain of our named executive officers may be entitled to certain payments under certain circumstances, including termination and a change of control involving our company. For a description and quantification of benefits payable to the individuals named in our Summary Compensation Table in connection with a termination of employment or a change of control, see “Potential Payments upon Termination or Change of Control” below.

Paul J. Kelly

Pursuant to an employment agreement dated May 16, 2003, as amended on November 3, 2003, between us and Paul J. Kelly, Dr. Kelly served as our President and Chief Executive Officer from June 2, 2003 through March 8, 2006. Dr. Kelly’s employment was on an at will basis. Pursuant to the employment agreement, upon the occurrence of certain events, including, termination without cause, a constructive dismissal and a change of control, he was entitled to severance payments equal to two years salary. We terminated Dr. Kelly’s employment with us on March 8, 2006. Consistent with the terms of his employment agreement, we provided Dr. Kelly a base salary in 2006 through the time of his termination and after his termination, he became ineligible to receive any portion of his bonus potential for 2006 set forth in the employment agreement. On April 24, 2006, we entered into a severance agreement and general release with Dr. Kelly. Under the severance agreement and general release, we paid Dr. Kelly a total of $187,500 and all unvested stock options granted to Dr. Kelly terminated.

Raymond J. Land

Pursuant an employment agreement dated April 25 2005, between us and Raymond J. Land, Mr. Land served as our Senior Vice President and Chief Financial Officer. Mr. Land’s employment was to be on at will basis, but upon the occurrence of certain events, including, termination without cause, a constructive dismissal and a change of control, he was entitled to severance payments equal to one year’s salary plus a prorated portion of his annual bonus. Mr. Land resigned effective July 7, 2006. Consistent with the terms of his employment agreement, we provided Mr. Land a base salary in 2006 through the time of his termination and after his termination, he became ineligible to receive any portion of his bonus potential for 2006 set forth in the employment agreement.

Gordon J. Brown

Pursuant to an offer letter dated December 21, 2005, between us and Gordon Brown, Mr. Brown served as our Senior Vice President, Global Laboratory Operations from January 1, 2006 through June 14, 2006. Mr. Brown’s employment was on at will basis, but upon the occurrence of certain events, including, termination without cause, a constructive dismissal and termination as a result of a change of control, he was entitled to severance payments equal to one year’s salary plus a prorated portion of his annual bonus. Consistent with the terms of his offer letter, we provided Mr. Brown a base salary in 2006 through the time of his termination and after his termination, he became ineligible to receive any portion of his bonus potential for 2006 set forth in his offer letter. To date, no severance payments have been made to Mr. Brown under his offer letter.

Outstanding Equity Awards at Fiscal Year-End

The following table shows grants of stock options and grants of unvested stock awards outstanding on December 31, 2006, the last day of our fiscal year, to each of the individuals named in the Summary Compensation Table.

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Thomas A. Bologna	100,000	(1)	500,000	(1)	4.53	4/25/16

George H. Poste, DVM, Ph.D.	20,000 6,667 400 400 1,000 20,000 10,000 4,784 9,483 3,952 3,747	(2) (2) (2) (2) (2) (2) (2) (2) (2) (2) (2)	0 0 0 0 0 0 0 216 1,530 3,951 23,231	(2) (2) (2) (2)	60.00 40.00 23.50 8.05 21.70 3.75 12.50 9.35 5.96 9.88 2.78	3/31/10 6/12/10 7/24/11 9/20/11 12/12/11 9/23/12 10/01/12 4/26/14 6/14/14 6/08/15 7/06/16
John C. Deighan	350	(1)	2,050	(1)	4.20	5/30/16
Gordon J. Brown(3)	—		—		—	—
Paul J. Kelly(4)	—		—		—	—
Raymond J. Land(5)	—		—		—	—

(1)	The options vest monthly in forty-eight equal tranches over four years.
(2)	The options were received in connection with Dr. Poste’s service as a director and vest monthly in thirty-six equal tranches over three years.
(3)	Mr. Brown left us in June 2006 and all of his unexercised equity awards terminated in September 2006.
(4)	Dr. Kelly left us in March 2006 and all of his unexercised equity awards terminated in June 2006.
(5)	Mr. Land left us in July 2006 and all of his unexercised equity awards terminated in October 2006.

Option Exercises and Stock Vested

The following table shows information related to the exercise of options to purchase our common stock during the fiscal year ended December 31, 2006 by each of the individuals named in the Summary Compensation Table. There were no shares of restricted stock held by any of our named executive officers in 2006.

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
Thomas A. Bologna	—	—
George H. Poste, DVM, Ph.D.	—	—
John C. Deighan	—	—
Gordon J. Brown	—	—
Paul J. Kelly(2)	10,000	2,833
Raymond J. Land	—	—

(1)	Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of options because, in many cases, the shares are not sold on exercise but continue to be held by the executive officer exercising the option. The amounts shown represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.
(2)	Dr. Kelly exercised these options after he was no longer employed with us.

Pension Benefits

We do not have any qualified or non-qualified defined benefit pans.

Non-Qualified Deferred Compensation Plan

Pursuant to our Executive Deferred Compensation Plan, certain executives may defer the payment of certain cash compensation that they may earn of up to 50% of such person’s regular base salary. Deferral elections are made by eligible executives each year for amounts to be earned in the following year. Additionally, eligible executives may elect to defer all or a portion of bonuses no earlier than one month prior to the beginning of the year for which the bonus will be earned. Eligible executives may also elect to defer all or a portion of other cash incentive compensation no later than six months before the end of the year or other period for which the cash incentive compensation will be earned.

Benefits under our Executive Deferred Compensation Plan will typically be paid six months after termination. However, upon a showing of financial hardship and approval of the Compensation Committee, an executive may be allowed to access funds in their deferred compensation account earlier than the time specified. Benefits can be received either as a lump sum payment or in annual installments as designated by the executive. The executive has a choice of investment vehicles in which to invest amounts contributed to the Executive Deferred Compensation Plan and earnings or losses on account balances are based on the performance of the chosen investment vehicles.

The following tables provides information with respect to the contributions, earnings, withdrawals and balances under our Executive Deferred Compensation Plan during the fiscal year ended December 31, 2006 for each of the individuals named in the Summary Compensation Table.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)		Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at Last FYE ($)
Thomas A. Bologna	—	13,000	(1)	712	—		13,712
George H. Poste, DVM, Ph.D.	—	—		—	—		—
John C. Deighan	—	—		—	—		—
Gordon J. Brown	—	5,375		514	5,889	(2)	—
Paul J. Kelly	—	4,688		4,222	59,879	(3)	—
Raymond J. Land	—	8,021		413	—		14,163	(4)

(1)	Pursuant to our employment agreement with Mr. Bologna, we contribute an amount equal to 5% of Mr. Bologna’s base salary to our Executive Deferred Compensation Plan at least annually. This amount has been reported in the All Other Compensation column of the Summary Compensation Table.
(2)	The distribution to Mr. Brown was in connection with his June 2006 termination, but was not paid to Mr. Brown until December 2006 as a result of the payment provisions under the Executive Deferred Compensation Plan.
(3)	The distribution to Dr. Kelly was in connection with his March 8, 2006 termination, but was not paid to Dr. Kelly until September 2006 as a result of the payment provisions under the Executive Deferred Compensation Plan.
(4)	We made a distribution to Mr. Land of the balance of his account (the balance as of December 31, 2006 plus additional earnings of $22) in connection with his July 2006 resignation, which was not paid to Mr. Land until March 2007.

Potential Payments upon Termination or Change of Control

Generally, regardless of the manner in which a named executive officer’s employment terminates, he is entitled to receive amounts earned during his term of employment. Such amounts include:

•	the portion of the executive’s base salary that has accrued prior to any termination and not yet been paid;

•	unused vacation pay;

•	distribution under the executive’s 401K plan (assuming the executive participated in the plan); and

•	amounts contributed by the executive and us under our Executive Deferred Compensation Plan (assuming the executive participated in the plan).

In addition, we have entered into certain agreements and maintain certain plans that may require us to make additional payments and/or provide additional benefits to the individuals named in the Summary Compensation Table in the event of a termination of employment or a change of control.

Our Amended and Restated 2005 Stock Plan

Under our Amended and Restated 2005 Stock Plan, if we are to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of our assets or otherwise, the administrator of our Amended and Restated 2005 Stock Plan or the board of directors of any entity assuming our obligations under the Amended and Restated 2005 Stock Plan shall, as to outstanding options, either (i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the shares then subject to such options either the consideration payable with respect to the outstanding shares of our common stock in connection with the transaction or securities of any successor or acquiring entity, (ii) upon written notice to the participants, provide that all options must be exercised (either (a) to the extent then exercisable or (b) at the discretion of the administrator of the Amended and Restated 2005 Stock Plan, all options being made fully exercisable) within a specified number of days of the date of such notice, at the end of which period the options shall terminate or (iii) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such options as determined in accordance with the Amended and Restated 2005 Stock Plan (either (a) to the extent then exercisable or (b) at the discretion of the administrator of the Amended and Restated 2005 Stock Plan, all options being made fully exercisable) over the exercise price thereof.

With respect to outstanding stock grants, the administrator of the Amended and Restated 2005 Stock Plan or the successor board, shall either (i) make appropriate provisions for the continuation of such stock grants by substituting on an equitable basis for the shares then subject to such stock grants either the consideration payable with respect to the outstanding shares of our common stock in connection with the transaction or securities of any successor or acquiring entity, (ii) upon written notice to the participants, provide that all stock grants must be accepted (to the extent then subject to acceptance) within a specified number of days of the date of such notice, at the end of which period the offer of the stock grants shall terminate or (iii) terminate all stock grants in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such stock grants over the purchase price thereof, if any. In addition, in the event of such a transaction, the administrator of the Amended and Restated 2005 Stock Plan may waive any or all of our repurchase rights with respect to outstanding stock grants.

Our Executive Deferred Compensation Plan

Benefits under our Executive Deferred Compensation Plan are typically paid six months after termination in order to comply with Section 409A of the Internal Revenue Code. Benefits can be received either as a lump sum payment or in annual installments as designated by the executive.

Thomas A. Bologna, President and Chief Executive Officer

Pursuant to our employment agreement with Mr. Bologna, in the event of a change of control, all stock options held by Mr. Bologna which have not previously vested shall immediately and fully vest and shall remain exercisable for their full term. If Mr. Bologna’s employment is terminated by us without cause or by Mr. Bologna for good reason, then immediately upon the date of Mr. Bologna’s termination, to the extent that any of Mr. Bologna’s stock options have not vested in full, an additional number of Mr. Bologna’s stock options will vest such that Mr. Bologna will be vested in such number of stock options calculated as if Mr. Bologna remained employed with us for an additional 24 months following the date of termination, and the vested options shall remain exercisable for their full term. If Mr. Bologna’s employment is terminated as a result of his death or disability, then immediately upon the date of Mr. Bologna’s termination, all stock options held by Mr. Bologna shall immediately and fully vest and shall remain exercisable for their full term.

If Mr. Bologna’s employment under his employment agreement is terminated by us for cause or by Mr. Bologna in the absence of a good reason, or the term of the employment agreement expires, we will pay to Mr. Bologna his accrued but unpaid salary, his accrued unused vacation and his unreimbursed expenses. If Mr. Bologna’s employment under the employment agreement is terminated either by us without cause or by Mr. Bologna for good reason, or because of Mr. Bologna’s death or disability, then (i) we will pay to Mr. Bologna his accrued but unpaid salary, his accrued unused vacation and his unreimbursed expenses, (ii) we will pay Mr. Bologna a lump sum payment equal to (A) an amount equal to two times his most recent base salary plus (B) an amount equal to two times the average of the last four annual bonuses paid to him, or two times the amount of the largest bonus paid to him within the last three years, whichever is greater, (iii) we will pay Mr. Bologna an amount equal to his annual bonus target prorated by the number of days worked by him in the last calendar year of his employment and (iv) in certain circumstances we will continue to provide medical and dental insurance coverage for him and his family until the later of (A) 36 months following the effective date of his termination or (B) the date which would have been the end of the current term of the employment agreement but for the earlier termination thereof.

Under the employment agreement, “cause” means that Mr. Bologna has (i) intentionally committed an act or omission that materially harms us, (ii) been grossly negligent in performance of his duties to us, (iii) committed an act of moral turpitude, (iv) committed an act of fraud or material dishonesty in discharging his duties to us, (v) breached any material provision of the employment agreement or any nondisclosure or non-competition agreement between us and Mr. Bologna that results in material harm to us, or (vi) breached any material provision of any code of conduct or ethics policy in effect at our company that results in material harm to us; provided, that in the case of subparagraph (ii) where such gross negligence and the effects of such gross negligence are capable of remedy by Mr. Bologna, there shall be no cause unless we provide Mr. Bologna with written notice reasonably detailing the purported basis for the cause and Mr. Bologna fails to remedy within 30 days after his receipt of such notice.

Under the employment agreement, “good reason” means the occurrence of one or more of the following without Mr. Bologna’s express written consent: (i) a substantial diminution in his title, duties, responsibilities or authority with us, (ii) a reduction in his salary or bonus target, (iii) our failure to timely pay or provide him with any salary, bonuses, benefits or other compensation due to him under the employment agreement, (iv) our dissolution or liquidation or our filing of a bankruptcy petition, (v) relocation of our headquarters to a location outside of the Princeton, New Jersey area, (vi) Mr. Bologna not being elected as a member of our Board of Directors or (vii) a change of control as used in the employment agreement; provided, that in the case of subparagraphs (i), (ii) or (iii) there shall be no good reason unless Mr. Bologna provides our Board of Directors with written notice reasonably detailing the purported basis for the good reason and we fail to remedy within 30 days after its receipt of such notice.

Under the employment agreement, a “change of control” shall occur on the date that either of the following occurs: (i) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of our securities representing more than 50% of the total voting power represented by our then outstanding voting securities (excluding for this purpose our company or its affiliated entities or any of our executive benefit plans) or (ii) a merger or consolidation of our company whether or not approved by our Board of Directors, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least 50% of the total voting power represented by our voting securities or such surviving entity or parent of such corporation outstanding immediately after such merger or consolidation, or the consummation of an agreement for the sale or disposition of all or substantially all of our assets.

The following table summarizes the potential payments to Mr. Bologna assuming his employment with us is terminated or a change of control occurs on December 31, 2006, the last day of our fiscal year.

Benefits and Payments	Change of Control (1)	Termination upon Death or Disability	Termination by us Without Cause or by Mr. Bologna for Good Reason
Base Salary	$0	$1,040,000	$1,040,000
Bonus	$0	$178,082	$178,082
Acceleration of Vesting of Options	100%	100%	24 months
	500,000	500,000	300,000
Number of Stock Options and Value(2)	$0	$0	$0
Executive Deferred Compensation Plan	$0	$13,712	$13,712
Total	$0	$1,231,794	$1,231,794

(1)	The Company shall make tax gross-up payments to Mr. Bologna to the extent that any amounts payable to Mr. Bologna in connection with a change of control are treated as excess parachute payments.
(2)	Value upon termination or change of control is calculated using a value of our common stock of $3.10 per share, the closing price of our common stock on December 29, 2006, the last trading day in the fiscal year ended December 31, 2006. At this price, Mr. Bologna would receive no additional value from the acceleration of the vesting of stock options as the exercise price of his options is $4.53 per share.

Our Other Named Executive Officers

None of our other current executive officers have any severance arrangement with us nor are they entitled to any beneficial payments or vesting upon a change of control.

Director Compensation

Director Compensation Table

The following table sets forth a summary of the compensation earned by our directors and/or paid to certain of our directors pursuant to agreements we have with them for the fiscal year ended December 31, 2006, other than Thomas A. Bologna, our President and Chief Executive Officer, George H. Poste, DVM, Ph.D., our Chairman, and Paul J. Kelly, our former President and Chief Executive Officer.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)		All Other Compensation ($)		Total ($)
James Beery	45,000	60,616	(2)	—		105,616
Sidney M. Hecht, Ph.D.	52,000	63,013	(3)	—		115,013
Kenneth D. Noonan, Ph.D.	33,000	42,098	(4)	353,050	(5)	428,148
Nicole S. Williams	56,500	64,492	(6)	—		120,992
Gordon Wasserman(7)	25,500	26,501	(8)	—		52,001

(1)	See Note 2 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for our fiscal year ended December 31, 2006 for details as to the assumptions used to determine the fair value of option awards. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2006.

(2)	Consists of $27,799, $21,837 and $10,980, representing the compensation expense incurred by us in fiscal year 2006 in connection with grants of options to Mr. Beery to purchase 13,557, 10,537 and 35,971 shares of common stock on April 26, 2004, June 8, 2005 and July 6, 2006, respectively, calculated in accordance with SFAS 123(R) or SFAS 123.
(3)	Consists of $3,936, $21,808, $24,801 and $12,468, representing the compensation expense incurred by us in fiscal year 2006 in connection with grants of options to Dr. Hecht to purchase 5,000, 16,895, 12,118 and 41,367 shares of common stock on April 26, 2004, June 14, 2004, June 8, 2005 and July 6, 2006, respectively, calculated in accordance with SFAS 123(R) or SFAS 123.
(4)	Consists of $3,843, $14,480, $15,477 and $8,298, representing the compensation expense incurred by us in fiscal year 2006 in connection with grants of options to Dr. Noonan to purchase 3,000, 11,013, 7,903 and 26,978 shares of common stock on April 26, 2004, June 14, 2004, June 8, 2005 and July 6, 2006, respectively, calculated in accordance with SFAS 123(R) or SFAS 123.
(5)	Represents fees and expenses paid in fiscal year 2006 to L.E.K. Consulting LLP, of which Dr. Noonan is a partner, pursuant to a consulting agreement. See “Consulting Agreement with L.E.K. Consulting LLP” below.
(6)	Consists of $2,924, $22,731, $25,842 and $12,995, representing the compensation expense incurred by us in fiscal year 2006 in connection with grants of options to Ms. Williams to purchase 2,000, 17,631, 12,645 and 43,165 shares of common stock on April 26, 2004, June 14, 2004, June 8, 2005 and July 6, 2006, respectively, calculated in accordance with SFAS 123(R) or SFAS 123.
(7)	Mr. Wasserman resigned from our Board of Directors effective August 18, 2006.
(8)	Consists of $14,652, $10,005 and $1,844, representing the compensation expense incurred by us in fiscal year 2006 in connection with grants of options to Mr. Wasserman to purchase 10,593, 7,903 and 26,978 shares of common stock on November 29, 2004, June 8, 2005 and July 6, 2006, respectively, calculated in accordance with SFAS 123(R) or SFAS 123.

Director Compensation Policy

As discussed above, our Chairman, Dr. Poste, served as our principal executive officer from March 8, 2006 to June 22, 2006. Dr. Poste received no additional compensation, above what he was entitled to receive under our Director Compensation Policy, for his service as our principal executive officer. All compensation Dr. Poste received in connection with his service as a director in fiscal year 2006 is reflected in the executive Summary Compensation Table and accompanying disclosures above.

Mr. Bologna, our President and Chief Executive Officer, is not paid any fees or other compensation for services as a member of our Board of Directors or of any committee of our Board of Directors.

The non-employee members of our Board of Directors are entitled to receive cash compensation in accordance with the following schedule:

Board of Directors:

Annual retainer-Chairperson	$25,000
Annual retainer-Director	$12,500
Meeting fee	$3,000
Telephonic meetings will be paid at the prorated level of $500 per hour.

Audit Committee:

Annual retainer-Chairperson	$5,000
Annual retainer-committee members	$1,500
Meeting fee	$1,000
Meeting fee (in person meetings held on days separate from full Board meeting)	$3,000
Telephonic meetings will be paid at the prorated level of $500 per hour.

Compensation Committee:

No annual retainer to be paid to Compensation Committee Chairperson or members.
Meeting fee	$1,000
Meeting fee (in person meetings held on days separate from full Board meeting)	$3,000
Telephonic meetings will be paid at the prorated level of $500 per hour.

Members of our Board of Directors and committee members also receive stock option grants both upon joining the Board of Directors and on an annual basis in line with recommendations by the Compensation Committee, which grants are non-qualified stock options under our Amended and Restated 2005 Stock Plan, and which typically vest in monthly increments over three years. In addition, we reimburse each member of our Board of Directors who is not an employee for reasonable travel and other expenses in connection with attending meetings of the Board of Directors.

Consulting Agreement with L.E.K. Consulting LLP

On November 24, 2005, we entered into a consulting agreement with L.E.K. Consulting LLP, of which Dr. Noonan is a partner. Under the terms of the agreement, we paid L.E.K. fees and expenses of $353,050 during fiscal year 2006 in connection with their market analysis and strategic planning services, which were completed early in 2006.

Employee Benefit Plans

We sponsor a 401(k) plan covering employees who meet certain defined requirements. Under the terms of our 401(k) plan, participants may elect to make contributions on a pre-tax and after-tax basis, subject to certain limitations under the Internal Revenue Code and we may match a percentage of employee contributions, on a discretionary basis, as determined by our Board of Directors. We currently match 50% of the first 4% of employee contributions. We may make other discretionary contributions to the 401(k) plan pursuant to a determination by our Board of Directors.

Equity Compensation Plan Information

The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2006.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders
1995 Stock Incentive Plan	265,326	16.40	—
Amended and Restated 2005 Stock Plan	1,153,728	7.40	500,698
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	1,419,054	9.09	500,698

(1)	Includes options to purchase 33,775 shares of our common stock issued under the plans that were cancelled between December 31, 2006 and April 13, 2007.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the Nasdaq Stock Market LLC, has furnished the following report:

The Audit Committee assists the Board of Directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of our internal and external audit processes. The Audit Committee’s role and responsibilities are set forth in a charter adopted by the Board of Directors, which is available on our website at www.orchid.com. The Audit Committee reviews and reassesses its charter annually and recommends any changes to the Board of Directors for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm. In fulfilling its responsibilities for fiscal year December 31, 2006, the Audit Committee took the following actions:

•	Reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2006 with management and KPMG LLP, our independent registered public accounting firm;

•

Discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to the conduct of the audit; and

•

Received written disclosures and the letter from KPMG LLP regarding its independence as required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T. The Audit Committee further discussed with KPMG LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited consolidated financial statements and discussions with management and KPMG LLP, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Nicole S. Williams (Chairperson)

James Beery

Sidney M. Hecht, Ph.D.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of KPMG LLP, independent registered public accounting firm, has audited our accounts since our inception, including those for our fiscal year ended December 31, 2006. We are in the process of evaluating independent registered public accounting firms, including KPMG LLP, to perform the audit of our accounts for our fiscal year ended December 31, 2007. As of the date of these proxy materials, our Audit Committee has not selected an independent registered public accounting firm for our 2007 fiscal year. There are no disagreements with KPMG LLP on any matter of accounting principles or practice, financial statement disclosure or auditing scope or procedures. Representatives of KPMG LLP are expected to attend the annual meeting and will be available to respond to appropriate questions, and will have the opportunity to make a statement if they desire.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual consolidated financial statements for the years ended December 31, 2006 and December 31, 2005 and fees billed for other services rendered by KPMG LLP during those periods.

	2005	2006
Audit fees	$1,480,000	$1,039,050
Audit-related fees	81,000	0
Tax fees	125,500	145,000
All other fees	0	0

Total	$1,686,500	$1,184,050

Audit Fees

Fees incurred by us for professional services rendered by KPMG LLP for the audit of the annual consolidated financial statements included in our Annual Report on Form 10-K, for the reviews of the consolidated financial statements included in our Forms 10-Q and for the audit of internal control over financial reporting required under the Sarbanes-Oxley Act of 2002 were $1,480,000 for 2005 and $1,019,050 for 2006. We also paid KPMG LLP $20,000 in 2006 for services related to the filing of a registration statement on Form S-1 covering the resale of shares of common stock sold in a common stock private placement on November 21, 2006.

Audit-Related Fees

We paid KPMG LLP $81,000 in 2005 for services related to a proposed transaction.

Tax Fees

Fees paid to KPMG LLP associated with tax compliance and tax consultation were $125,500 in 2005 and $145,000 in 2006.

All Other Fees

We paid no other fees to KPMG LLP in 2005 or 2006.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with the policies of the Securities and Exchange Commission regarding auditor independence, the Audit Committee has responsibility, pursuant to its written charter, for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. The Audit Committee’s policy is to approve all audit and non-audit services provided by our independent registered public accounting firm prior to the commencement of the services using a combination of pre-approvals for certain engagements up to predetermined dollar thresholds in accordance with the pre-approval policy and specific approvals for certain engagements on a case-by-case basis. The Audit Committee has delegated authority to the committee chair to pre-approve between committee meetings those services that have not already been pre-approved by the committee. The chair is required to report any such pre-approval decisions to the full committee at its next scheduled meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our executive officers, directors and 10% stockholders are required under Section 16(a) of the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of these reports must also be furnished to us.

Based solely on our review of copies of reports furnished to us, or written representations that no reports were required, we believe that during 2006 our executive officers, directors and 10% stockholders complied with all filing requirements of Section 16(a) in a timely manner.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy for Approval of Related Person Transactions

Pursuant to the written charter of our Audit Committee, the Audit Committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any of the following persons has or will have a direct or indirect material interest:

•	our executive officers;

•	our directors;

•	the beneficial owners of more than 5% of our securities;

•	the immediate family members of any of the foregoing persons; and

•	any other persons whom the Board determines may be considered related persons.

For purposes of these procedures, “immediate family members” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and any person (other than a tenant or employee) sharing the household with the executive officer, director or 5% beneficial owner.

On November 24, 2005, we entered into a consulting agreement with L.E.K. Consulting LLP, of which Dr. Kenneth Noonan, a member of our Board of Directors, is a partner. Under the terms of the agreement, we paid L.E.K. fees and expenses of $353,050 in connection with their services, which were completed early in 2006. Other than as described herein, since January 2006, there has not been nor is there currently proposed, any other transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeded or exceeds $60,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

ELECTION OF DIRECTORS

(Notice Item 1)

The Board of Directors currently consists of six members, classified into three classes as follows: James Beery, Sidney M. Hecht and Kenneth D. Noonan constitute a class with a term ending at the upcoming annual meeting (Class I directors); Thomas A. Bologna constitutes a class with a term ending at the 2008 annual meeting of stockholders (Class II director); and, George H. Poste and Nicole S. Williams constitute a class with a term ending at the 2009 annual meeting of stockholders (Class III directors). At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

The Board of Directors has voted to nominate Mr. Beery, Dr. Hecht and Dr. Noonan for election at the annual meeting for a term of three years each to serve until the 2010 annual meeting of stockholders, and until their respective successors are elected and qualified. The Class II director (Thomas A. Bologna) and the Class III directors (George H. Poste and Nicole S. Williams) will serve until the annual meetings of stockholders to be held in 2008 and 2009, respectively, and until their respective successors have been elected and qualified.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Mr. Beery, Dr. Hecht and Dr. Noonan. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his/her place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the votes cast at the annual meeting is required to elect each nominee as a director.

OUR BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF MR. BEERY, DR. HECHT AND DR. NOONAN AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

AMENDMENT TO AMENDED AND RESTATED 2005 STOCK PLAN TO INCREASE THE AGGREGATE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE AMENDED AND RESTATED 2005 STOCK PLAN

(Notice Item 2)

General

Our Amended and Restated 2005 Stock Plan, or the Plan, was approved by our Board of Directors and stockholders in 2005 and a total of 1,706,130 shares of common stock was initially reserved for issuance under the Plan. On February 28, 2007, our Board of Directors approved, subject to approval of our stockholders at this annual meeting, an amendment to the Plan, to increase the aggregate number of shares of our common stock available for issuance under the Plan by 2,000,000 shares. Except for this increase in the number of shares available for issuance under the Plan, the features of the Plan will remain unchanged.

If our stockholders approve the amendment, the maximum number of shares that may be issued under the Plan would increase to an aggregate of (a) 3,706,130 plus (b) the number of shares that are presently subject to awards under our now terminated 1995 Stock Incentive Plan, or the 1995 Plan, but which become unissued upon the cancellation, surrender or termination of such award. As of April 13, 2007, there were an aggregate of 258,993 shares subject to outstanding awards under the 1995 Plan.

The amendment is being submitted to our stockholders for approval at this annual meeting in order to ensure (i) favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, and (ii) continued eligibility to receive a federal income tax deduction for certain compensation paid under the Plan by complying with Rule 162(m) of the Code. Approval by our stockholders of the amendment is also required by the listing rules of the Nasdaq Stock Market LLC. Our Board of Directors believes that the approval of the amendment is necessary to provide us with a sufficient number of shares to attract, retain and motivate employees, directors and consultants and to give us the flexibility we need to make various types of grants in light of the recent and pending changes in tax and accounting rules relating to equity-based compensation.

As of April 13, 2007, an aggregate of 1,217,328 shares had been issued as awards or upon the exercise of options or are issuable upon the exercise of options outstanding under the Plan. On April 13, 2007, the closing market price per share of our common stock was $6.86, as reported on the NASDAQ Global Market.

Material Features of the Plan

The following paragraphs provide a summary of the principal features of the Plan and its operation if the amendment is approved at this annual meeting. The following summary is qualified in its entirety by reference to the Plan as set forth in Appendix A.

The purpose of the Plan is to encourage ownership of our common stock by our employees, directors and certain consultants in order to attract such people, to induce them to work for our benefit and to provide additional incentive for them to promote our success.

The Plan provides for the grant of incentive stock options to our employees and non-qualified stock options, restricted and unrestricted stock awards and other stock-based awards to employees, directors and consultants (approximately 409 people). Upon approval of the amendment, an aggregate of 3,706,130 shares of common stock will be reserved for issuance under the Plan plus any shares of our common stock that are presently subject to awards under the 1995 Plan but which become unissued upon the cancellation, surrender or termination of such award. Notwithstanding the foregoing, if the amendment is approved, a maximum of 3,965,123 shares may be issued pursuant to this Plan as awards, including as incentive stock options.

In accordance with the terms of the Plan, our Board of Directors has authorized our Compensation Committee to administer the Plan. The Compensation Committee may delegate part of its authority and powers under the Plan to one or more of our directors and/or officers, but only the Compensation Committee can make awards to participants who are directors or executive officers of Orchid. In accordance with the provisions of the Plan, our Compensation Committee will determine the terms of options and other awards, including:

•	the determination of which employees, directors and consultants will be granted options and other awards;

•	the number of shares subject to options and other awards;

•	the exercise price of each option which may not be less than fair market value on the date of grant;

•	the schedule upon which options become exercisable;

•	the termination or cancellation provisions applicable to options;

•	the terms and conditions of other awards, including conditions for repurchase, termination or cancellation, issue price and repurchase price; and

•	all other terms and conditions upon which each award may be granted in accordance with the Plan.

The maximum term of options granted under the Plan is ten years. Awards are generally subject to early termination upon the termination of employment or other relationship of the participant with us, whether such termination is at our option or as a result of the death or disability of the participant. Generally, in the event of a participant’s termination for cause, all outstanding awards shall be forfeited. No participant may receive awards for more than 750,000 shares of common stock in any fiscal year. The Plan does not provide for the repricing of stock options or other awards.

In addition, our Compensation Committee may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is permitted by the Plan, and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made, if the amendment is adverse to the participant.

If our common stock shall be subdivided or combined into a greater or smaller number of shares or if we issue any shares of common stock as a stock dividend, the number of shares of our common stock deliverable upon exercise of an option issued or upon issuance of an award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

Upon a merger or other reorganization event, our Board of Directors, may, in their sole discretion, take any one or more of the following actions pursuant to the Plan, as to some or all outstanding awards:

•	provide that all outstanding options shall be assumed or substituted by the successor corporation;

•	upon written notice to a participant, provide that the participant’s unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the participant;

•

in the event of a merger pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to the participants equal to the difference between the merger price times the number of shares of our common stock subject to such outstanding options, and the aggregate exercise price of all such outstanding options, in exchange for the termination of such options;

•	provide that all or any outstanding options shall become exercisable in full immediately prior to such event; and

•

provide that outstanding awards shall be assumed or substituted by the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the merger or reorganization event.

The Plan may be amended by our stockholders. It may also be amended by the Board of Directors, provided that any amendment approved by the Board of Directors which is of a scope that requires stockholder approval as required by the rules of the Nasdaq Stock Market LLC, in order to ensure favorable federal income tax treatment for any incentive stock options under Section 422 of the Code, or for any other reason is subject to obtaining such stockholder approval. The Plan will expire on March 1, 2015.

Federal Income Tax Considerations

The following is a brief summary of the applicable federal income tax laws relating to stock options and stock grants under the Plan:

Incentive Stock Options:

Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to the company at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in “alternative minimum taxable income.” Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long-term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee’s adjusted basis in the shares.

Non-Qualified Options:

Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options.

A non-qualified option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee’s compensation income.

An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

Stock Grants:

With respect to stock grants under the Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

New Plan Benefits

Because awards under the Plan will be granted at the sole discretion of the Compensation Committee, we cannot determine at this time either the persons who will receive awards under the Plan or the amount or types of any such awards.

The affirmative vote of a majority of the votes cast at the annual meeting is required for the adoption of the amendment.

THE BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THE AMENDMENT TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF BUSINESS CONDUCT AND ETHICS

Our Code of Business Conduct and Ethics, which is our code of ethics applicable to all directors, managers and employees worldwide, embodies our global principles and practices relating to the ethical conduct of our business and our commitment to honesty, fair dealing and full compliance with all laws affecting our business. The text of the Code of Business Conduct and Ethics is available on our website at www.orchid.com by first clicking on the section for “Investors” and then “Corporate Governance.” The Code of Business Conduct and Ethics is also available without charge, to any stockholder upon written request to the Corporate Secretary at Orchid Cellmark Inc., 4390 US Route One, Princeton, New Jersey 08540. Disclosure regarding any amendments to, or waivers from, provisions of the Code of Business Conduct and Ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of the Nasdaq Stock Market LLC.

Our Board of Directors has established a means for employees, customers, suppliers, stockholders and other interested parties to submit confidential and anonymous reports of suspected or actual violations of our Code of Business Conduct and Ethics such as:

•	accounting practices, internal accounting controls, or auditing matters and procedures;

•	theft or fraud of any amount;

•	insider trading;

•	performance and execution of contracts;

•	conflicts of interest;

•	violations of securities and antitrust laws; and

•	violations of the Foreign Corrupt Practices Act.

Any employee, stockholder or other interested party can call the following toll free number to submit a report. This number is operational 24 hours a day, seven days a week: 1-800-551-8902. Additionally, an email address has been designated to receive reports: sox-compliance@USA.NET.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our annual meeting of stockholders to be held in 2008, stockholder proposals must be received no later than one hundred twenty (120) days prior to the date that is one year from this year’s mailing date. To be considered for presentation at the 2008 annual meeting of stockholders, although not included in the proxy statement, proposals must be received no later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the 2007 annual meeting of stockholders; provided, however, that in the event that the date of the 2008 annual meeting of stockholders is more than thirty (30) days before or more than sixty (60) days after the anniversary date of the 2007 annual meeting of stockholders, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to the 2008 annual meeting of stockholders and not later than the close of business on the later of the sixtieth (60th) day prior to the 2008 annual meeting of stockholders or the close of business on the tenth (10th) day following the day on which we make a public announcement of the date of such meeting.

Proposals received outside of this time period will not be considered at the 2008 annual meeting of stockholders. If a proposal was received within that time period but after the date for inclusion in the proxy statement, management proxies may confer discretionary authority to vote on the matters presented at the 2008 annual meeting of stockholders by a stockholder in accordance with Rule 14a-4 under the Securities Exchange Act of 1934, as amended. All stockholder proposals should be marked for the attention of Corporate Secretary, Orchid Cellmark Inc., 4390 US Route One, Princeton, New Jersey 08540.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented to the 2007 annual meeting. If any other business is properly brought before the 2007 annual meeting of stockholders, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

ANNUAL REPORT

Our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2006 (other than exhibits thereto) filed with the Securities and Exchange Commission, which provides additional information about us, is available on the Internet at www.orchid.com and is available in paper form to beneficial owners of our common stock without charge upon written request to Investor Relations Office, Orchid Cellmark Inc., 4390 US Route One, Princeton, New Jersey 08540.

Appendix A

Orchid BioSciences, Inc.

Amended and Restated 2005 Stock Plan

(As Amended on June 21, 2007)

27.	CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs.	A-12

28.	WITHHOLDING.	A-13

29.	NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.	A-13

30.	TERMINATION OF THE PLAN.	A-13

31.	AMENDMENT OF THE PLAN AND AGREEMENTS.	A-13

32.	EMPLOYMENT OR OTHER RELATIONSHIP.	A-14

33.	GOVERNING LAW.	A-14

ORCHID BIOSCIENCES, INC.

AMENDED AND RESTATED 2005 STOCK PLAN

(AS AMENDED ON JUNE 21, 2007)

This Amended and Restated 2005 Stock Plan amends and restates in its entirety the Orchid BioSciences 2000 Employee, Director and Consultant Stock Plan.

1. DEFINITIONS.

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Orchid BioSciences Amended and Restated 2005 Stock Plan, have the following meanings:

Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

Board of Directors means the Board of Directors of the Company.

Code means the United States Internal Revenue Code of 1986, as amended.

Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

Common Stock means shares of the Company’s common stock, $.001 par value per share.

Company means Orchid BioSciences Inc., a Delaware corporation.

Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

Employee means an employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

Fair Market Value of a Share of Common Stock means:

(1) If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the Composite Tape or other comparable reporting system for the trading day immediately preceding the applicable date;

(2) If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded immediately preceding the applicable date; and

(3) If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

ISO means an option meant to qualify as an incentive stock option under Section 422 of the Code.

Non-Qualified Option means an option which is not intended to qualify as an ISO.

Option means an ISO or Non-Qualified Option granted under the Plan.

Participant means an Employee, director or consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, “Participant” shall include “Participant’s Survivors” where the context requires.

Plan means this Orchid BioSciences Amended and Restated 2005 Stock Plan.

Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

Stock-Based Award means a grant by the Company under the Plan of an equity award or equity based award which is not an Option or Stock Grant.

Stock Grant means a grant by the Company of Shares under the Plan.

Stock Right means a right to Shares or the value of Shares of the Company granted pursuant to the Plan—an ISO, a Non-Qualified Option, a Stock Grant or a Stock Based Award.

Survivor means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.

2. PURPOSES OF THE PLAN.

The Plan is intended to encourage ownership of Shares by Employees and directors of and certain consultants to the Company in order to attract such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants and Stock Based Awards.

3. SHARES SUBJECT TO THE PLAN.

The number of Shares which may be issued from time to time pursuant to this Plan shall be 3,706,130 shares of Common Stock plus the amount of shares of Common Stock, if any, that are presently subject to awards under the Company’s 1995 Stock Incentive Plan but which become unissued upon the cancellation, surrender or termination of such award for any reason whatsoever or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 24 of the Plan. Notwithstanding the foregoing, a maximum of 3,965,123 Shares may be issued pursuant to this Plan as Stock Rights, including, but not limited to, ISOs.

If an Option ceases to be “outstanding”, in whole or in part (other than by exercise), or if the Company shall reacquire (at no more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan.

4. ADMINISTRATION OF THE PLAN.

The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

a. Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

b. Determine which Employees, directors and consultants shall be granted Stock Rights;

c. Determine the number of Shares for which a Stock Right or Stock Rights shall be granted; provided, however, that in no event shall Stock Rights with respect to more than 750,000 Shares be granted to any Participant in any fiscal year;

d. Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted; and

e. Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company or to Plan Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right.

Provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.

To the extent permitted under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any person selected by it. The Board of Directors or the Committee may revoke any such allocation or delegation at any time.

5. ELIGIBILITY FOR PARTICIPATION.

The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be an Employee, director or consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees. Non-Qualified Options, Stock Grants and Stock Based Awards may be granted to any Employee, director or consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights.

6. TERMS AND CONDITIONS OF OPTIONS.

Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

A. Non-Qualified Options- : Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

a. Option Price: Each Option Agreement shall state the option price (per share) of the Shares covered by each Option, which option price shall be determined by the Administrator but shall not be less than the Fair Market Value per share of Common Stock.

b. Number of Shares: Each Option Agreement shall state the number of Shares to which it pertains.

c. Option Periods: Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events.

d. Option Conditions: Exercise of any Option may be conditioned upon the Participant’s execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

i. The Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and

ii. The Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

B. ISOs : Each Option intended to be an ISO shall be issued only to an Employee and be subject to at least the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

a. Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(A) above, except clause (a) thereunder.

b. Option Price: Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

i. Ten percent (10%) or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Shares on the date of the grant of the Option.

ii. More than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date of grant.

c. Term of Option: For Participants who own

i. Ten percent (10%) or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten (10) years from the date of the grant or at such earlier time as the Option Agreement may provide.

ii. More than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five (5) years from the date of the grant or at such earlier time as the Option Agreement may provide.

d. Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed one hundred thousand dollars ($100,000), provided that this subparagraph (d) shall have no force or effect if its inclusion in the Plan is not necessary for Options issued as ISOs to qualify as ISOs pursuant to Section 422(d) of the Code.

7. TERMS AND CONDITIONS OF STOCK GRANTS.

Each offer of a Stock Grant to a Participant shall state the date prior to which the Stock Grant must be accepted by the Participant, and the principal terms of each Stock Grant shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

(a) Each Agreement shall state the purchase price (per share), if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware General Corporation Law on the date of the grant of the Stock Grant;

(b) Each Agreement shall state the number of Shares to which the Stock Grant pertains; and

(c) Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time and events upon which such rights shall accrue and the purchase price therefor, if any.

8. TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.

The Board shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company.

9. EXERCISE OF OPTIONS AND ISSUE OF SHARES.

An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee, together with provision for payment of the full purchase price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option, or (c) at the discretion of the Administrator, by having the Company retain from the shares otherwise issuable upon exercise of the Option, a number of shares having a Fair Market Value equal as of the date of exercise to the exercise price of the Option, or (d) at the discretion of the Administrator, by delivery of the grantee’s personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (e) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (f) at the discretion of the Administrator, by any combination of (a), (b), (c), (d) and (e) above or (g) at the discretion of the Administrator, payment of such other lawful consideration as the Board may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to an Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 27) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6.B.d.

The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the Participant’s Survivors, if the amendment is adverse to the Participant, and (iii) any such amendment of any ISO shall be made only after the Administrator determines whether such amendment would constitute a “modification” of any Option which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such ISO.

10. ACCEPTANCE OF STOCK GRANTS AND STOCK-BASED AWARDS AND ISSUE OF SHARES.

A Stock Grant or Stock-Based Award (or any part or installment thereof) shall be accepted by executing the applicable Agreement and delivering it to the Company or its designee, together with provision for payment of the full purchase price, if any, in accordance with this Paragraph for the Shares as to which such Stock Grant or Stock-Based Award is being accepted, and upon compliance with any other conditions set forth in the applicable Agreement. Payment of the purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being accepted shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of acceptance of the Stock Grant or Stock-Based Award to the purchase price of the Stock Grant or Stock-Based Award, or (c) at the discretion of the Administrator, by delivery of the grantee’s personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Administrator, by any combination of (a), (b) and (c) above.

The Company shall then, if required by the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was accepted to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

The Administrator may, in its discretion, amend any term or condition of an outstanding Stock Grant, Stock-Based Award or applicable Agreement provided (i) such term or condition as amended is permitted by the Plan, and (ii) any such amendment shall be made only with the consent of the Participant to whom the Stock Grant or Stock-Based Award was made, if the amendment is adverse to the Participant.

11. RIGHTS AS A SHAREHOLDER.

No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right, except after due exercise of the Option or acceptance of the Stock Grant or as set forth in any Agreement and tender of the full purchase price, if any, for the Shares being purchased pursuant to such exercise or acceptance and registration of the Shares in the Company’s share register in the name of the Participant.

12. ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Agreement. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above, a Stock Right shall only be exercisable or may only be accepted, during the Participant’s lifetime, by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

13. EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN FOR “CAUSE” OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement in the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

a. A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than termination for “cause”, Disability, or death for which events there are special rules in Paragraphs 14, 15 and 16, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant’s Option Agreement.

b. Except as provided in Subparagraph (c) below, or Paragraph 15 or 16, in no event may an Option intended to be an ISO, be exercised later than three (3) months after the Participant’s termination of employment.

c. The provisions of this Paragraph, and not the provisions of Paragraph 15 or 16, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant’s Disability or death within three (3) months after the termination of employment, director status or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one (1) year after the date of the Participant’s termination of service, but in no event after the date of expiration of the term of the Option.

d. Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute “cause”, then such Participant shall forthwith cease to have any right to exercise any Option.

e. A Participant to whom an Option has been granted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

f. Except as required by law or as set forth in a Participant’s Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

14. EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR “CAUSE”.

Except as otherwise provided in a Participant’s Option Agreement, the following rules apply if the Participant’s service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated for “cause” prior to the time that all his or her outstanding Options have been exercised:

a. All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated for “cause” will immediately be forfeited.

b. For purposes of this Plan, “cause” shall include (and is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company or of any provision of any code of conduct or ethics or similar policy in effect at the Company, as all of the foregoing may be amended from time to time, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of “cause” will be conclusive on the Participant and the Company.

c. “Cause” is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of “cause” occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute “cause”, then the right to exercise any Option is forfeited.

d. Any definition in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of “cause” for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to such Participant.

15. EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement, a Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

a. To the extent that the Option has become exercisable but has not been exercised on the date of Disability; and

b. In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of Disability.

A Disabled Participant may exercise such rights only within the period ending one (1) year after the date of the Participant’s termination of employment, directorship or consultancy, as the case may be, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

16. EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Option Agreement, in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate, such Option may be exercised by the Participant’s Survivors:

a. To the extent that the Option has become exercisable but has not been exercised on the date of death; and

b. In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights which would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s death.

If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one (1) year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

17. EFFECT OF TERMINATION OF SERVICE ON UNACCEPTED STOCK GRANTS.

In the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant, such offer shall terminate.

For purposes of this Paragraph 17 and Paragraph 18 below, a Participant to whom a Stock Grant has been offered and accepted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a permanent and total Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

In addition, for purposes of this Paragraph 17 and Paragraph 18 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

18. EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE OTHER THAN FOR “CAUSE” OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Stock Grant Agreement, in the event of a termination of service (whether as an employee, director or consultant), other than termination for “cause,” Disability, or death for which events there are special rules in Paragraphs 19, 20, and 21, respectively, before all Company rights of repurchase shall have lapsed, then the Company shall have the right to repurchase that number of Shares subject to a Stock Grant as to which the Company’s repurchase rights have not lapsed.

19. EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE FOR “CAUSE”.

Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply if the Participant’s service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated for “cause”:

a. All Shares subject to any Stock Grant shall be immediately subject to repurchase by the Company at the purchase price, if any, thereof.

b. For purposes of this Plan, “cause” shall include (and is not limited to) dishonesty with respect to the employer, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company, or of any provision of any code of conduct or ethics or similar policy in effect at the Company, as all of the foregoing may be amended from time to time, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of “cause” will be conclusive on the Participant and the Company.

c. “Cause” is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of “cause” occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute “cause,” then the Company’s right to repurchase all of such Participant’s Shares shall apply.

d. Any definition in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of “cause” for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to such Participant.

20. EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply if a Participant ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability: to the extent the Company’s rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such rights of repurchase lapse periodically, such rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.

The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

21. EFFECT ON STOCK GRANTS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate: to the extent the Company’s rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such rights of repurchase lapse periodically, such rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant’s death.

22.	PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares to be issued upon the particular exercise or acceptance of a Stock Right shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the “1933 Act”), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

a. The person(s) who exercise(s) or accept(s) such Stock Right shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

b. At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise or acceptance in compliance with the 1933 Act without registration thereunder.

23. DISSOLUTION OR LIQUIDATION OF THE COMPANY.

Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.

24. ADJUSTMENTS.

Upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant’s Agreement:

A. Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of an Option or acceptance of a Stock Grant may be appropriately increased or decreased proportionately, and appropriate adjustments may be made including, in the purchase price per share to reflect such events. The number of Shares subject to the limitation in Paragraph 4(c) shall also be proportionately adjusted upon the occurrence of such events.

B. Consolidations or Mergers. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets or otherwise (an “Acquisition”), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Options must be exercised (either (a) to the extent then exercisable or, (b) at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph) within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Options (either (a) to the extent then exercisable or,

(b) at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph) over the exercise price thereof.

With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall either (i) make appropriate provisions for the continuation of such Stock Grants by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Acquisition or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Stock Grants must be accepted (to the extent then subject to acceptance) within a specified number of days of the date of such notice, at the end of which period the offer of the Stock Grants shall terminate; or (iii) terminate all Stock Grants in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Stock Grants over the purchase price thereof, if any. In addition, in the event of an Acquisition, the Administrator may waive any or all Company repurchase rights with respect to outstanding Stock Grants.

C. Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than a transaction described in Subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the purchase price, if any, paid upon such exercise or acceptance the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.

D. Adjustments to Stock-Based Awards. Upon the happening of any of the events described in Subparagraphs A, B or C above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 24 and, subject to Paragraph 4, its determination shall be conclusive.

E. Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph A, B or C above with respect to ISOs shall be made only after the Administrator determines whether such adjustments would constitute a “modification” of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the ISO.

25. ISSUANCES OF SECURITIES.

Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

26. FRACTIONAL SHARES.

No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

27. CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs.-

The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant’s ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

28. WITHHOLDING.

In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“F.I.C.A.”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the exercise or acceptance of a Stock Right or in connection with a Disqualifying Disposition (as defined in Paragraph 29) or upon the lapsing of any right of repurchase, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant’s payment of such additional withholding.

29. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

30. TERMINATION OF THE PLAN.

The Plan will terminate on March 1, 2015, the date which is ten (10) years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the shareholders of the Company. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination.

31. AMENDMENT OF THE PLAN AND AGREEMENTS.

The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, and to the extent necessary to qualify the shares issuable upon exercise or acceptance of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.

32. EMPLOYMENT OR OTHER RELATIONSHIP.

Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

33. GOVERNING LAW.

This Plan shall be construed and enforced in accordance with the law of the State of Delaware.

ORCHID CELLMARK INC.

4390 US ROUTE ONE, PRINCETON, NEW JERSEY 08540

PROXY FOR 2007 ANNUAL MEETING OF STOCKHOLDERS

JUNE 21, 2007

ORCHID CELLMARK INC.’S BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of 2007 Annual Meeting of Stockholders and Proxy Statement dated May 15, 2007 in connection with the 2007 Annual Meeting of Stockholders to be held at 10:00 am, local time, on Thursday, June 21, 2007 at the Homewood Suites by Hilton, 3819 US Route 1 South, Princeton, New Jersey 08540 and hereby appoints Thomas A. Bologna and John C. Deighan, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Orchid Cellmark Inc. registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2007 Annual Meeting of Stockholders, and at any adjournments of the annual meeting, with all the powers the undersigned would have if personally present at the annual meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR all of the Proposals set forth below. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the annual meeting or any adjournments of the meeting. If you wish to vote by telephone or Internet, please read the directions on the reverse side.

If you wish to vote in accordance with the Board of Directors’ recommendations, just sign below. You need not mark any boxes.

1. Election of Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate):

Proposal to elect James Beery, Sidney M. Hecht, Ph.D. and Kenneth D. Noonan, Ph.D. as Class I Directors.

James Beery	☐ FOR	☐ WITHHOLD VOTE
Sidney M. Hecht, Ph.D.	☐ FOR	☐ WITHHOLD VOTE
Kenneth D. Noonan, Ph.D.	☐ FOR	☐ WITHHOLD VOTE

2. Proposal to amend the Company’s Amended and Restated 2005 Stock Plan to increase the aggregate number of shares available for issuance under the Amended and Restated 2005 Stock Plan by 2,000,000 shares.

☐ FOR	☐ AGAINST	☐ ABSTAIN

☒ Please mark votes as in this example.

The Board of Directors recommends a vote FOR all Proposals.

☐ By checking this box, I/we consent to future access and delivery of Annual Reports and Proxy Statements electronically via the Internet. I/We understand that the Company may no longer distribute printed materials to me/us for any future stockholder meetings until this consent that I/we have given is revoked. I/we understand that I/we may revoke this consent to electronic access and delivery at any time.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature: _______________________ Date _______

Signature: _______________________ Date _______

YOUR VOTE IS IMPORTANT! YOU CAN VOTE IN ONE OF THREE WAYS:

VOTE BY INTERNET:

24 HOURS A DAY, 7 DAYS A WEEK

Have your proxy card in hand. You will be asked to enter a Control Number, which is located in the box in the lower right hand corner

of this form. Follow the instructions at the following Website Address:

http://www.proxyvote.com

OR

VOTE BY PHONE:

CALL TOLL-FREE 1-800-690-6903

ON A TOUCH TONE TELEPHONE

24 HOURS A DAY, 7 DAYS A WEEK

Have your proxy card in hand. You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form.

OPTION 1: To vote as the Board of Directors recommends on ALL proposals, press 1.

WHEN ASKED, PLEASE CONFIRM BY PRESSING 1

OPTION 2: If you choose to vote on each proposal separately, press 0. You will hear these instructions:

Proposal 1, Election of Directors: To vote FOR ALL nominees, press 1, to WITHHOLD FOR ALL nominees, press 9. To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

Proposal 2, Approve Amendment to the Company’s Amended and Restated 2005 Stock Plan to Increase the Aggregate Number of Shares Available for Issuance under the Amended and Restated 2005 Stock Plan by 2,000,000 shares: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

WHEN ASKED, PLEASE CONFIRM BY PRESSING 1

Press 1 to consent to view future Annual Reports and Proxy Materials for this account via the Internet.

WHEN ASKED, PLEASE CONFIRM BY PRESSING 1

OR

VOTE BY PROXY CARD:

Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

NOTE: If you voted by Internet or telephone, THERE IS NO NEED TO MAIL BACK your proxy card.

THANK YOU FOR VOTING